      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                       AIRTECH INTERNATIONAL GROUP, INC.

             (Exact name of Registrant as specified in its charter)

           WYOMING                         3564                    98-0120805
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

               15400 KNOLL TRAIL, SUITE 200, DALLAS, TEXAS 75248
                                 (972) 960-9400

   (Address and telephone number of Registrant's principal executive offices)

                                JAMES R. HALTER
                  CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL
                       AIRTECH INTERNATIONAL GROUP, INC.
                          15400 KNOLL TRAIL, SUITE 200
                              DALLAS, TEXAS 75248
                                 (972) 960-9400
                         ------------------------------

                                   COPIES TO:

                            JOHN G. REBENSDORF, ESQ.
                           6116 N. CENTRAL EXPRESSWAY
                                   SUITE 1313
                              DALLAS, TEXAS 75206
                                 (214) 696-9388

           (Name, address and telephone number of agent for service)
                         ------------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED(2)            UNIT            OFFERING PRICE           FEE(3)
Warrants to Purchase Common Stock...........        500,000               $1.41              $705,000               $187
Common Stock, $0.05 Par Value(1)............       5,905,405              $1.41             $8,326,621             $2,199

(1) Includes 500,000 shares of Common Stock which may be issued upon exercise of Common Stock Warrants and 5,905,405 shares which may be issued upon conversion of the Company's 6% Convertible Debentures (the "Debentures") or in payment of interest on the Debentures by the Company.

(2) Also includes an indeterminate number of shares of Common Stock which may be issued with respect to such shares by way of a stock dividend, stock split, stock combination, recapitalization, merger, consolidation or otherwise.

(3) The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the closing bid and asked prices for the Registrant's Common Stock as reported on the OTC Electronic Bulletin Board on May 8, 2000.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY   , 2000
INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM SB-2. THESE SECURITIES MAY NOT BE SOLD NOR MAY AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                500,000 WARRANTS
                            5,905,405 COMMON SHARES

                       AIRTECH INTERNATIONAL GROUP, INC.
                                ---------------

    Our Common Shares are traded on the over-the-counter Electronic Bulletin Board under the symbol "AIRG." There is no public market for the Warrants and we do not intend to list the Warrants on any exchange.

    This Prospectus relates to:

    - the offer and sale from time to time of up to 500,000 Warrants to purchase shares of our Common Stock (the "Warrants");

    - the offer and sale from time to time of up to 500,000 shares of our Common Stock issuable upon exercise of the Warrants;

    - the offer and sale from time to time of up to 5,905,405 shares of our Common Stock issuable upon conversion of up to $5,000,000 in principal amount of our 6% Convertible Debentures Due 2002 (the "Debentures").

    We recently sold to PK Investors LLC, a Delaware limited liability company ("PKI"), $2,500,000 in principal amount of Debentures and 250,000 Warrants. In addition, we issued to PKI a Conditional Warrant which entitles PKI to purchase an additional $2,500,000 of Debentures and 250,000 Warrants. The Debentures, Warrants and Conditional Warrant were sold and issued to PKI in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933. We are registering the offer and sale of the Warrants and the Common Stock pursuant to our contractual obligations with PKI under a Registration Rights Agreement. The registration of the Warrants and Common Stock does not mean that we will issue additional Warrants or any Common Stock to PKI, or that PKI will offer or resell the Warrants or Common Stock.

    We will receive no proceeds from the sale of our Warrants or Common Stock by the Selling Stockholders identified in this Prospectus. We will, however, receive proceeds from the sale of our Common Stock upon the exercise, if any, of the Warrants.

    You should read this Prospectus and any supplement carefully before you invest in our Company. This Prospectus may not be used to make sales of our Common Stock or Warrants unless accompanied by a prospectus supplement. PLEASE PAY PARTICULAR ATTENTION TO THE "RISK FACTORS" APPEARING ON PAGE 4 OF THIS PROSPECTUS.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May   , 2000.

    The following table of contents has been designed to help you find important information contained in this Prospectus.

                               TABLE OF CONTENTS

SECTION                                                         PAGE
-------                                                       --------
Prospectus Summary..........................................      2

Risk Factors................................................      4

Description of Securities Purchase Agreement................      6

Plan of Distribution........................................      8

Use of Proceeds.............................................      9

Information on Selling Stockholders.........................      9

The Company.................................................     10

Company Properties..........................................     23

Litigation..................................................     23

Management's Discussion and Analysis........................     25

Directors, Executive Officers, Promoters and Control
  Persons...................................................     30

Executive Compensation......................................     32

Long Term Compensation Awards...............................     32

Security Ownership of Certain Beneficial Owners and
  Management................................................     35

Certain Relationships and Related Transactions..............     36

Market for Registrant's Common Equity and Related
  Stockholder Matters.......................................     36

Description of Securities...................................     37

Legal Matters...............................................     39

Experts.....................................................     39

Where To Find Additional Information........................     40

Index to Combined Financial Information.....................    F-1

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    In addition to historical information, this Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and information based on our current views of our business and our assumptions concerning future events. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These statements are subject to risks and uncertainties that could cause our business and results of operations to differ materially from those reflected in our forward-looking statements.

    Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends which we anticipate in our industry and the effect on those trends of such factors as industry capacity, product demand and pricing and the other matters referred to in the "Risk Factors" section of this Prospectus. In addition, such forward-looking statements are subject to the Company reversing the current negative trend in our financial results. Accordingly, you are cautioned not to place undue reliance on our forward-looking statements. We are not required to update any forward-looking statements we make and we may not make any updates.

                      WHERE TO FIND ADDITIONAL INFORMATION

    We have filed with the SEC a registration statement on Form SB-2 in connection with the securities offered under this Prospectus. As permitted by SEC rules, this Prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement.

    For further information you may read and copy documents at the public reference room of the SEC at 450 5(th) Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC charges a fee for copies. Copies of this material should also be available through the Internet at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

    No person is authorized by the Company to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, you should not rely upon such information.

                               PROSPECTUS SUMMARY

    This Prospectus summary highlights selected information from this Prospectus and does not contain all of the information that may be important to you. For a more complete description of this offering, you should read this entire Prospectus as well as the additional documents we refer to above under the heading "Where To Find Additional Information."

                                  THE COMPANY

    Our principal business is the development, manufacturing, distribution and sale of air purification products for commercial and individual use. We have developed several air purification products for use by restaurants, hotels, schools, print shops, automobiles, health conscious individuals and approved Medicare recipients. We market our air purification products through a combination of franchises offered by Airsopure, Inc. and Airsopure International Group, Inc., our wholly-owned subsidiaries, by direct sales efforts from our principal offices and through a distribution network with heating, ventilation and air conditioning companies. We have also licensed the distribution rights to use our name and technology in the countries of Taiwan, the Philippines, Turkey and Canada. Our strategy is to identify national and international market niches which we believe are in need of air purification solutions and to exploit those markets through franchising, direct sales, licensing and strategic alliances with manufacturing representatives.

                              PRODUCTS AND MARKET

    Our air purification products and technology can be applied to various commercial, residential, and medical markets. We currently manufacture and distribute a product line of ceiling-mounted purification units for commercial applications such as hotels, restaurants, bars, offices, print shops and casinos and portable residential purification units for individual use. We also manufacture and distribute a purification unit for use in automobiles, trucks and public transportation vehicles. The market for our products has grown based upon the increased public awareness of indoor air contamination. The Environmental Protection Agency has identified indoor air pollution as one of the five most urgent environmental crises in the United States. Air contamination encompasses bacteria, pollen, dust mites, smoke, plant spores, dust, solvents, glues, formaldehyde, carbon monoxide and dioxide and various viruses.

                        SUMMARY FINANCIAL AND OTHER DATA

    We are providing the following summary financial information to aid you in your analysis of the financial aspects of an investment in the Company. The table sets forth summary historical financial data for the Company for the years ended May 31, 1998 and 1999 and for the nine months ended February 29, 2000. We believe that this presentation is informative to the reader.

                                                                                        NINE MONTHS
                                                        YEAR ENDED     YEAR ENDED          ENDED
                                                       MAY 31, 1998   MAY 31, 1999   FEBRUARY 29, 2000
                                                       ------------   ------------   -----------------
ASSETS...............................................   $4,243,700    $ 2,849,781       $ 5,655,892
REVENUES.............................................   $1,126,499    $ 1,030,469       $   779,474
NET LOSS.............................................   $ (870,671)   $(4,311,459)      $(1,652,534)
LOSS PER SHARE.......................................   $    (0.32)   $     (0.41)      $     (0.08)

                         SECURITIES PURCHASE AGREEMENT

    On February 22, 2000, we entered into a securities purchase agreement with PK Investors LLC ("PKI") to raise up to $5,000,000 through the sale to PKI of up to $5,000,000 in principal amount of our 6% Convertible Debentures ("Debentures") and Warrants to purchase up to 500,000 shares of our Common Stock ("Warrants"). Upon execution of the securities purchase agreement, PKI purchased $2,500,000 in principal amount of the Debentures with attached Warrants to purchase 250,000 shares of Common Stock for a purchase price of $2,500,000. Under the terms of the securities purchase agreement, we also issued to PKI a Conditional Warrant to purchase the remaining $2,500,000 in principal amount of Debentures and the remaining attached Warrants to purchase 250,000 shares of our Common Stock. This Prospectus relates to the resale of our Warrants or Common Stock by the selling stockholders identified in this Prospectus either in the open market or pursuant to negotiated transactions.

                                  RISK FACTORS

LIMITED HISTORY OF OPERATIONS

    We have only five years of operational history in our industry. Accordingly, our operations are subject to all the risks inherent in the establishment of a new business enterprise, such as access to capital, acceptance of our products in the market and limited revenue from operations. The air purification industry is relatively new to most businesses and individuals. There is no assurance that our intended activities or plan of operation will be successful or result in revenue or profit to the Company.

NEGATIVE CASH FLOW AND OPERATING LOSSES

    We have incurred operating losses for our fiscal years ended May 31, 1998 and 1999, and expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from:

    - significant costs associated with the development of our products;

    - marketing and distribution of our products;

    - interest charges and expenses related to our previous debt and equity financings; and

    - minimal sales history of our recently developed products

SIGNIFICANT FUTURE CAPITAL REQUIREMENTS

    The development of our business and the development, sale and delivery of our products and services requires significant expenditures. A substantial portion of these expenditures must be made before the Company realizes any revenues. Certain of our expenditures, including marketing, sales and general and administrative costs are expensed as they are incurred, while certain other expenditures, including product design, network design and costs to obtain regulatory approval, are deferred until the applicable network or product is completed and operational. We will continue to incur significant expenditures in connection with the construction, acquisition, development and expansion of our products, services and customer base. Although we believe the net proceeds from our recent debt and equity sales to PK Investors LLC are sufficient to implement our plan of operation, we may require additional financing in the future. We cannot assure you that any required additional financing will be available to the Company or that any additional financing will not materially dilute the ownership of our shareholders.

COMPETITION

    Our business is becoming increasingly competitive. Competition has increased with society's growing awareness of air quality problems and the related demand for air purification technology. We believe competition will continue to increase with the identification of markets, such as:

    - the food and beverage industry where smoking problems among smoking and non-smoking customers exist or local ordinances impose smoking restrictions;

    - the growth of cigar bars;

    - the creation of smoking lounges in airports, office buildings, medical buildings and other public buildings;

    - other smoking and non-smoking environmental demands;

    - air contamination within hospitals and other medical facilities;

    - air contamination within office buildings and other public buildings and facilities;

    - air contamination within vehicle air conditioning systems; and

    - air contamination within homes.

    As competition increases, we will compete with numerous companies which have greater financial and technical resources than those available to the Company. Our inferior competitive position could have a material adverse affect on the technological development and marketability of our products and ultimately the profitability of our Company.

COMPETITION DUE TO INCREASED TECHNOLOGICAL DEVELOPMENTS

    Our air purification products could be rendered noncompetitive or obsolete by future technological developments in our industry. We expect these technological developments to significantly increase competition in our industry. Many of the companies with which we compete and expect to compete have greater capital resources and more significant research and development staffs and marketing and distribution programs and facilities. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to technological developments and the sale and marketing of their products than the Company. In addition, one or more of our competitors may succeed or may have already succeeded in developing technologies and products of which we are unaware and which may be more effective than the air purification products we are currently developing or marketing.

APPROVAL OF THE MEDICARE MODEL 950 UNIT

    In October 1999, we applied to the Medicare administration for a Medicare reimbursement code number for our Medicare Model 950 air purification unit. The reimbursement code number would allow Medicare recipients to receive reimbursement for the cost of the Medicare Model 950. We have not yet received approval of our Medicare application and there is no assurance that our application will be approved by Medicare.

LIMITED PUBLIC MARKET FOR COMMON STOCK AND WARRANTS

    Our Common Stock is traded on the Over The Counter Electronic Bulletin Board under the symbol "AIRG." Currently, there are a limited number of market makers for our Common Stock and there can be no assurance that a market for our shares will continue with any consistency. There is no public market for our Warrants and we cannot assure you that one will develop. We do not intend to list the Warrants on any exchange.

DEPENDENCE ON KEY PERSONNEL

    We believe our future success will depend to a significant extent upon our ability to attract and retain skilled officers, managers and other personnel. Competition for qualified personnel is intense, and there is no assurance that we will be successful in attracting and retaining qualified, top-level personnel. We do not maintain insurance on the lives of any of our officers or key employees. Our future success largely depends on the continued services of our officers and directors, and upon their ability to manage and conduct our operations and implement our business plan. The loss of services of these officers and directors could adversely affect our prospects for success.

FRANCHISING OPERATIONS

    We are presently registered or authorized to offer franchises in 36 states which accept a Uniform Franchise Offering Circular. We also intend to apply for franchise registration in those states which require registration information in addition to the Uniform Offering Circular. We recently received approval of our franchise application from the State of California, an additional information state. There is no assurance that we will be able to maintain or obtain effective registration for our intended franchise program in these or future states. Our franchise policy allows franchisees to operate under our trade name. We believe this policy promotes name recognition for both our business and for the independently owned franchise locations. This policy, however, also increases the possibility that, should one of our franchisees engage in an activity that results in negative publicity concerning its operations, this negative publicity could also affect the Company and our ability to sell additional independently owned franchises.

NO DIVIDENDS AND NONE ANTICIPATED

    The Company anticipates using the proceeds received from our debt and equity sales to PK Investors LLC, and any future earnings to promote and increase our business and for other working capital uses. We have not paid or declared any dividends. Based upon our present financial status and our contemplated financial requirements, we do not anticipate paying any dividends upon the shares offered by this Prospectus for the foreseeable future. While we may declare dividends at some time in the future, no assurance can be given as to the timing of such declaration of dividends, if any.

                  DESCRIPTION OF SECURITIES PURCHASE AGREEMENT

AGREEMENT

    On February 22, 2000, we entered into a securities purchase agreement with PK Investors LLC ("PKI") to raise up to $5,000,000 through the sale to PKI of up to $5,000,000 in principal amount of our 6% Convertible Debentures Due 2002 (the "Debentures") with attached Warrants to purchase up to 500,000 shares of our Common Stock (the "Warrants"). Upon execution of the securities purchase agreement, PKI purchased $2,500,000 in principal amount of Debentures and Warrants to purchase 250,000 shares of Common Stock for a purchase price of $2,500,000. Under the terms of the securities purchase agreement, we also issued to PKI a Conditional Warrant to purchase the remaining $2,500,000 in principal amount of Debentures and the remaining attached Warrants to purchase 250,000 shares of our Common Stock for a purchase price of $2,500,000.

DESCRIPTION OF DEBENTURES

    The Debentures purchased by PKI on February 22, 2000 have a maturity date of February 22, 2002 at which time the principal amount and all accrued interest is due and payable. No interest payments are due prior to maturity of the Debentures. We may, at our option, pay the accrued interest at maturity by issuing shares of our Common Stock to the Debenture holder at a price equal to the conversion price of our Common Stock as described below. The Debentures are convertible at any time at the option of the holder into shares of our Common Stock. The conversion price of our Common Stock used in calculating the number of shares issuable upon conversion (or in payment of interest on the Debentures) is the lesser of (i) 110% of the average closing bid price of our Common Stock for the five trading days prior to the date of initial payment and (ii) the product obtained by multiplying 0.80 by the average of the three lowest closing bid prices of our Common Stock during the thirty trading days prior to the date we receive a conversion notice from a Debenture holder. In the event of a "change of control" of the Company, the holders of the Debentures may require us to redeem the Debentures at a redemption price equal to 125% of the aggregate outstanding principal and accrued interest on the Debentures. A "change of control" includes acquisition by an entity or group of more than 50% of our voting stock, merger or consolidation, a change in a majority of our existing Board of Directors or a sale of substantially all of our assets.

DESCRIPTION OF WARRANTS

    The Warrants purchased by PKI on February 22, 2000 entitle PKI to purchase 250,000 shares of our Common Stock at an exercise price of $2.6124 per share. The Warrants expire on February 22, 2005. The Warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or a recapitalization of the Company. The exercise price of the Warrants is also subject to reduction if we issue any rights, options or warrants to purchase shares of our Common Stock at a price less than the market price of our shares as quoted on the over-the-counter market. Also, if at any time, we declare a distribution or dividend to the holders of our

Common Stock in the form of cash, indebtedness, warrants, rights or other securities, the holders of the Warrants will be entitled to receive the distribution or dividend as if the holder had exercised the Warrant.

DESCRIPTION OF CONDITIONAL WARRANT

    The Conditional Warrant issued to PKI on February 22, 2000 entitles PKI to purchase up to an additional $2,500,000 in principal amount of Debentures and additional Warrants to purchase 250,000 shares of our Common Stock. The Conditional Warrant expires on December 22, 2000. The Conditional Warrant may be exercised by PKI in whole or in part at any time prior to expiration. The terms and conditions of the Debentures and Warrants issuable upon exercise of the Conditional Warrant are the same as described above, except that the exercise price of the Warrants is equal to 110% of the average closing bid price of our Common Stock on the over-the-counter market for the five trading days prior to the date of exercise of the Conditional Warrant.

MANDATORY EXERCISE OF CONDITIONAL WARRANT

    We may require PKI to exercise the Conditional Warrant at any time upon the expiration of 90 days after a registration statement relating to the Warrants and Common Stock offered by this Prospectus is declared effective by the Securities and Exchange Commission. Our ability to require exercise of the Conditional Warrant expires on December 22, 2000 and is subject to the closing bid price of our Common Stock on the date we require exercise being greater than $2.6124 per share. We may not require mandatory exercise of the Conditional Warrant if any of the following conditions exist:

    - we have made a public announcement of a material corporate event which has not been abandoned or terminated;

    - our Common Stock is delisted or suspended from trading;

    - we have amended our Articles of Incorporation since February 22, 2000;

    - the closing bid price of our Common Stock is less than $2.00 per share;

    - the trading volume of our Common Stock is less than 30,000 shares per day during the 30 day period prior to our request for exercise of the Conditional Warrant; or

    - we have not reserved sufficient shares of our Common Stock required to be issued upon exercise of the Warrants or conversion of the Debentures.

COVENANTS OF THE COMPANY

    We may not, without the prior written consent of PKI, offer or sell any of our securities for a period commencing on February 22, 2000 and expiring 270 days after a registration statement relating to the Warrants and Common Stock offered by this Prospectus is declared effective by the Securities and Exchange Commission, except as follows:

    - securities issued for an aggregate of at least $15 million in connection with a firm commitment, underwritten public offering;

    - shares of Common Stock issued in connection with our acquisition of another entity;

    - shares of Common Stock issued to directors, officers, employees or consultants which together with shares of Common Stock issuable upon the exercise of any new options granted after February 22, 2000 do not exceed 750,000 shares;

    - shares of Common Stock issued with respect to options outstanding as of February 22, 2000 not to exceed 750,000 shares; and

    - shares of Common Stock in connection with a stock split, stock dividend or similar recapitalization which affects the holders of all of our shares of Common Stock.

LIMITATION ON STOCK OWNERSHIP

    The securities purchase agreement provides that at no time may PKI, together with its officers, directors and affiliates, maintain ownership of more than 4.9% of our outstanding Common Stock, unless PKI gives the Company at least 61 days prior notice of PKI's intent to exceed 4.9%.

REGISTRATION RIGHTS AGREEMENT

    Simultaneously with the execution of the Securities Purchase Agreement, we entered into a Registration Rights Agreement with PKI. The securities offered by this Prospectus are in compliance with our obligations under the Registration Rights Agreement. The holders of the Warrants and Debentures are also entitled under the Registration Rights Agreement to certain "piggy-back" registration rights if we file a registration statement relating to the sale of securities for our own account. This means the holders of the Warrants and Debentures may participate and sell shares in our public offering, except for shares registered by us for issuance under our employee stock option plans or in a merger or exchange in which our shares are issued in exchange for other securities.

                              PLAN OF DISTRIBUTION

    The Selling Stockholders named in this Prospectus or pledgees, donees, transferees or other successors-in-interest of a named Seller Stockholder are free to offer and sell their Warrants and Common Stock at such times, in such manner and at such prices as they may determine. The types of transactions in which the Warrants or Common Stock are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of Common Stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. The transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they do not have any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

    The Selling Stockholders may effect transactions by selling Warrants or Common Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. Broker-dealers may also receive compensation from the purchasers of Warrants or Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

    The Selling Stockholders and any broker-dealer that acts in connection with the sale of Warrants or Common Stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions received by broker-dealers and any profit on the resale of Warrants or Common Stock sold by them while acting as a principal may be deemed to be underwriting discounts or commissions. The Selling Stockholders may agree to indemnify any agent or broker-dealer that participates in a transaction involving sales of Warrants or Common Stock against certain liabilities.

    Because the Selling Stockholders may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the Selling Stockholders will be subject to prospectus delivery requirements. We have informed the Selling Stockholders that the anti-manipulation rules of the Securities and Exchange Commission, including Regulation M promulgated under the Securities and Exchange Act of 1934, may apply to sales by the Selling Stockholders in the market and have provided the Selling Stockholders with a copy of such rules and regulations.

                                USE OF PROCEEDS

    We are registering our Warrants and shares of Common Stock offered by this Prospectus pursuant to our contractual obligation to PK Investors LLC. We will not receive any of the proceeds from the sale of our Warrants or Common Stock by the Selling Stockholders under this Prospectus. We will, however, receive proceeds from the issuance of our Common Stock upon the exercise, if any, of our Warrants.

                      INFORMATION ON SELLING STOCKHOLDERS

    The following table sets forth certain information with respect to the Selling Stockholders as of March 23, 2000. The Selling Stockholders are not an affiliate of ours and have not had a material relationship with us during the past three years. The Selling Stockholders are not affiliated with any registered broker-dealers.

                                                                                                APPROXIMATE
                                                                                               PERCENTAGE OF
                                                                                                  COMMON
                                                        MAXIMUM NUMBER          MAXIMUM         STOCK TO BE
                              BENEFICIAL OWNERSHIP       OF SHARES OF          NUMBER OF        OWNED AFTER
                              OF COMMON STOCK AS OF      COMMON STOCK       WARRANTS OFFERED     OFFERING
NAME                            MARCH 23, 2000(2)     OFFERED FOR SALE(2)     FOR SALE(3)        (2)(3)(4)
----                          ---------------------   -------------------   ----------------   -------------
PK Investors LLC(1).........        5,905,405              5,905,405            500,000             22.5%

------------------------

(1) As of March 23, 2000, PK Investors LLC ("PKI") held $2,500,000 in principal amount of the Company's 6% Convertible Debentures (the "Debentures") and Warrants to purchase 250,000 shares of the Company's Common Stock (the "Warrants"). As of March 23, 2000, PKI also held a Conditional Warrant to purchase an additional $2,500,000 in principal amount of Debentures and additional Warrants to purchase 250,000 shares of Common Stock. The number of Warrants and shares of Common Stock offered by the selling stockholders assumes the full exercise of the Conditional Warrant by PKI and the issuance to PKI of $5,000,000 in principal amount of Debentures and Warrants to purchase 500,000 shares of Common Stock.

(2) Includes the maximum number of shares issuable upon conversion of the Debentures and 500,000 shares issuable upon exercise of the Warrants accompanying the Debentures. Also assumes the conversion of $5,000,000 in principal amount of the Debentures to Common Stock and the exercise of all of the Warrants accompanying the Debentures to purchase 500,000 shares of Common Stock.

(3) Assumes the issuance of all of the Warrants accompanying the Debentures.

(4) Our securities purchase agreement with PKI provides that at no time may PKI, together with its officers, directors and affiliates, maintain ownership of more than 4.9% of our outstanding Common Stock, unless PKI gives the Company at least 61 days prior notice of PKI's intent to exceed 4.9%.

                                  THE COMPANY

ORGANIZATION AND DEVELOPMENT

    Airtech International Group, Inc. was incorporated in the State of Wyoming on August 8, 1991 under the name Interactive Technologies Corporation, Inc. ("ITC"). Until May, 1998, ITC was principally engaged in developing and producing interactive television and interactive media programming for distribution through cable, broadcast, direct satellite television and the Internet. ITC conducted this line of business through ownership of proprietary software and a trademark known as Rebate TV. Rebate TV offered network viewers rebates through an interactive program accessed by touch-tone phones. In addition, ITC owned licensed rights obtained from the Federal Communications Commission to operate an interactive video and data service system in the Melbourne-Titusville, Florida metropolitan area. A second system owned by ITC and located in the Charleston, South Carolina metropolitan area was sold in 1997.

    On May 31, 1998, we acquired all of the outstanding shares of Common Stock of Airtech International Corporation, a Texas corporation ("AIC"). AIC was founded in 1994 as a distributor of air purification products for Honeywell/Envirocaire. In January of 1996, AIC outgrew the distributorship business and began manufacturing two of its own air purification products. The total purchase price of $22,937,760.00 for the stock acquisition was paid through the issuance of 10,500,000 shares of our Common Stock, 11,858,016 shares of our Series "A" Convertible Preferred Stock and $9,000,000.00 in principal amount of our convertible debentures. The shares of common stock and preferred stock were each valued at $0.625 per share. We accounted for the stock acquisition using the purchase method of accounting, with AIC deemed as the purchaser for purposes of our consolidated financial statements.

    On July 31, 1998, the 11,858,016 shares of Series "A" Convertible Stock and the $9,000,000 of convertible debentures, including accrued interest, were converted into 11,858,016 and 13,071,429 shares of our Common Stock, respectively. After conversion, the total number of outstanding shares of our Common Stock was approximately 50,000,000 shares. On October 5, 1998, our shareholders approved a one for five reverse split of our Common Stock which reduced the number of outstanding shares of Common Stock to approximately 10,000,000 shares and increased the par value of our Common Stock from $0.01 to $0.05 per share. The reverse stock split was effective as of November 9, 1998.

    In February 1998, we discontinued our original line of business relating to television and interactive media programming, including our Rebate TV product. We have adopted a plan to dispose of the proprietary software and trademark rights relating to this line of business and certain FCC license rights. The software, trademark and license rights are the only assets of these discontinued lines of business. These assets have no carrying value on the financial statements of the Company because the products were discontinued prior to the acquisition of AIC. We discontinued these original lines of business to enable us to concentrate on the development, manufacture, distribution and sale of the air purification products offered by AIC and its subsidiaries. We are currently marketing the remaining assets for sale with no firm commitments or agreements in place.

    Since the discontinuation of our original lines of business, the Company and its wholly-owned subsidiaries, AIC, Airsopure, Inc. ("Airsopure"), and Airsopure International Group, Inc. ("Airsopure International"), has been engaged in the development, marketing and sale of air purification systems for commercial, residential and automobile use. Airsopure was incorporated on March 5, 1997 in the State of Texas to implement and operate a franchise program for the sale of commercial building air purification products developed and manufactured by AIC. Airsopure International was incorporated on January 5, 2000 in the State of Nevada to implement and operate a franchise program to facilitate the opening of consumer retail stores for the sale of our residential air purification products.

    On November 30, 1995, we also incorporated McClesky Sales and Service, Inc. ("MSS") in the State of Texas to integrate the distribution and sale of air purification products by AIC with the heating, ventilation and air conditioning ("HVAC") service business. Effective May 31, 1999, we discontinued the operations of MSS based upon the incompatibility of the HVAC service business with AIC's business of manufacturing and distributing high quality air purification products. The cost to discontinue the operations of MSS were minimal to the Company.

    In January 1999, we formed Airsopure 999, L.P., a Texas limited partnership, for the purpose of developing, marketing and distributing our Model S-999 automobile air purification system. Our wholly-owned subsidiary, Airsopure, is the general partner of the limited partnership.

    In October 1999, we applied to the Medicare administration for a Medicare reimbursement code number for our Medicare Model 950. The reimbursement code number would allow Medicare recipients to receive reimbursement for the cost of the Medicare Model 950. Our Medicare application is pending. We have not yet received approval for a specific reimbursement code number, although Medicare has allowed us to invoice Medicare using a non-assigned code number. The non-assigned code number does not guarantee Medicare reimbursement to Medicare recipients.

    In February 2000, we also opened one retail store in Dallas, Texas to facilitate the sale of our home consumer line of products. This retail store is also a prototype for future franchise retail stores offered by Airsopure International.

    On October 16, 1998, we changed our name from Interactive Technologies Corporation to Airtech International Group, Inc. Our address is 15400 Knoll Trail, Suite 200, Dallas, Texas 75248. Our telephone number is (972) 960-9400 and our web site can be accessed at www.airtechgroup.com. The web site of Airsopure can be accessed at www.airsopure.com.

BUSINESS

    We are engaged in the development, manufacturing, marketing and sale of indoor air purification products for commercial and residential use. We also manufacture and market an air purification system for use in automobiles. Our strategy is to identify those markets which we believe are in need of solutions to indoor air contamination problems. We propose to exploit these identified markets through direct sales, franchising, licensing and strategic alliances with manufacturing representatives.

    Indoor air contamination exists in the form of particulates, gases or viruses in the air we breathe, whether in an office building, retail or commercial establishment or our homes. The public is generally aware of the dangers of outside air pollution through "ozone alert days" which suggest limited outdoor activities on those days. We believe, however, that the general public is unaware that exposure to our immune systems of unseen indoor air contaminants is normally six to seven times more hazardous than outside air. These air contaminants encompass bacteria, pollen, dust mites, smoke, plant spores, dust, solvents, glues, formaldehyde, carbon monoxide, carbon dioxide, viruses, and also includes diseases such as tuberculosis, meningitis, and hepatitis. Indoor air contaminants also include volatile organic compounds ("VOCs") which are a combination of two different but recognizable molecules that when combined, become unstable and potentially fatal. Examples of VOCs are benzene, styrene, arsenic and polychlorinated biphenyls.

    For millions of people, exposure to indoor air contaminants means experiencing headaches, watery eyes, dizziness, lethargy, digestive problems, nausea, nose and throat irritation. Statistics indicate that many legitimate employee absences are "respiratory related" and that such absences have a profoundly negative impact on productivity and profits. Historically, the methods of addressing and treating indoor air contamination were to open windows and doors to bring "fresh air" into an area or to use technology such as ozone generators or electro-static air "cleaners" to attempt to purify the existing indoor air. We believe that these methods are ineffectual to handle the air contamination problems which exist today. Although considered effective at the time of conception, these cleaners we regard as obsolete in the current air purification marketplace.

    We manufacture and distribute a variety of products which provide an inexpensive solution to air contamination problems and concerns. Our products can be applied to various commercial and residential uses and are ideally suited for a variety of users that experience air contamination problems, including office buildings, restaurants, bars, public buildings, nursing homes, hospitals, schools, dental offices, waiting rooms, homes, airplanes and vehicles. Our products substantially remove or destroy microorganisms in the air, eliminate organic odors and break down VOCs into harmless basic compounds.

FRANCHISE OPERATIONS

    We believe the best method to penetrate the indoor air quality market is to leverage the expertise of the Company with the energies and investment of a franchise network. We see this as a means of producing revenues for cash flow purposes from franchise fees, sales of products to the market and royalty fees based upon the gross sales generated by the franchisee. We currently have 18 franchisees who sell our products in various parts of the United States. These franchisees market and sell our commercial building products through franchise agreements with Airtech, Inc., our wholly owned subsidiary.

    During fiscal year 2000, we elected to market our commercial products directly through the Company's existing distribution channels and discontinued offering franchises through Airtech, Inc. We discontinued offering these franchises and intend to pursue the marketing of our commercial products through manufacturing representatives. We are also directing our franchise efforts and resources to our new residential/retail franchise concept. To implement this new concept, we formed Airtech International Group, Inc., as a wholly owned subsidiary ("Airtech International"), to commence a franchise program for the marketing and sale of our residential air purification units. Airtech International is qualified to offer our franchises in 36 states which accept the Uniform Offering Circular and the State of California which requires additional registration information. These franchises are consumer oriented and utilize a retail store outlet concept. We provide a five day Indoor Air Quality Certification program for each approved franchisee. Our franchise program provides each franchisee with a protected territory. We also coordinate an advertising program with our franchisees to provide an unlimited number of leads and future potential accounts to serve. The start-up costs for purchasing and establishing a retail store franchise range from $90,000 to $100,000, which includes a $25,000 franchise fee to the Company. The remainder of the costs are estimates for the purchase of inventory, furniture and fixtures and minimum required working capital. The Company is also entitled to receive a monthly royalty fee equal to 5% of the gross sales generated by each franchisee for the immediately preceding month. We believe the exposure the franchisee will bring to our consumer residential products will enhance and expand the overall market for our products. We commenced marketing the residential/retail franchises in February 2000 and had not sold any franchises as of March 31, 2000.

INDUSTRY OVERVIEW

    The Environmental Protection Agency ("EPA") has identified Indoor Air Pollution ("IAP") as one of the five most urgent environmental concerns in the United States. According to the EPA, poor air quality may affect one third to one half of the commercial buildings in the United States. These affected commercial buildings are referred to in the industry as "sick buildings" and represent a potentially large market for our air purification systems. The term "sick building" can also be applied to any commercial or private environment where airborne matter poses a potential health hazard. The EPA asserts that the average American spends roughly 90 percent of his or her time indoors (Consensus 1988; EPA 1988) and can be breathing air more seriously polluted than outdoor air in even the largest and most industrialized cities. Government statistics indicate that 10 to 25 million people working in 800,000 to 1.2 million commercial buildings have developed respiratory symptoms related to IAP. These statistics translate to a loss in business productivity that we believe could approach $60 billion a year. People in "vulnerable categories" are particularly sensitive to indoor air quality and IAP. These "vulnerable categories" include many older individuals, those individuals who are susceptible to allergies, asthma and other respiratory ailments, and young children. We estimate that more than 30 percent of the U.S. population falls within these categories.

    The rising drug resistance within the U.S. population is also becoming a major health issue. There are approximately 160 antibiotics available to fight disease. Many of these antibiotics, however, are no longer effective on certain virulent organisms, including tuberculosis and certain types of hospital-based staphylococcus infections. Many viral and bacterial infections are airborne and are primarily transmitted through the air. The first line of defense against these diseases is prevention through improvement of indoor air quality.

    Health experts have expressed special concern about people with asthma. These people have very sensitive airways that react to various irritants in the air which make breathing difficult. The number of people diagnosed with asthma has significantly increased in recent years. Since 1970, the number of asthmatics in the United States has increased 59 percent which represents approximately 9.6 million people. There are approximately fifteen million asthmatics in the United States. Asthmatics account for 500,000 hospitalizations and $6.2 billion in health care costs annually. Asthma in children under 15 years of age has also increased 41 percent during the same period representing a total of 2.6 million children. The number of deaths from asthma has increased 68 percent since 1979 (Source: Asthma and Allergy Foundation of America).

    Bacteria, molds, pollen and viruses are types of biological contaminants. These biological contaminants breed in stagnant water and accumulate in air ducts, humidifiers, drain pans, and areas where water has condensed or collected on ceiling tiles, carpeting or insulation. Insect, bird and dust mite droppings can also be a source of biological contaminants. Physical symptoms related to biological contamination include fatigue, cough, chest tightness, fever, chills, head and muscle aches, and allergic responses such as mucous membrane irritation and upper respiratory congestion. One indoor bacteria, Legionella, has caused both Legionnaire's Disease and Pontiac Fever (Source: April 1991 Environmental Protection Agency Report [Air and Radiation] Anr-445-W).

    There is growing awareness of the health hazards of airborne microbes, also referred to as bioaerosols. Bioaerosols are extremely small living organisms or fragments of organisms suspended in the air. Dust mites, molds, fungi, spores, pollen, bacteria, viruses, amoebas, fragments of plant materials, and human and pet dander (skin which has been shed) are examples of bioaersols. Bioaersols are capable of causing severe health problems. Some bioaersols, such as viruses and bacteria, cause infections (like a cold or pneumonia) and others cause allergic reactions. An allergic reaction occurs when a substance provokes formation of antibodies in a susceptible person. Bioaerosols may cause allergic reactions on the skin or in the respiratory tract. Rashes, hay fever, asthma (tightness in the chest, difficulty in breathing), and runny noses are common allergic reactions. Allergic reactions and infections may be serious and sometimes even fatal.

    Bioaerosols build up in closed indoor environments and are passed through an entire building through central ventilation systems. The contamination of an entire building through bioaerosols is commonly referred to as "Sick Building Syndrome." Research scientists have not agreed on the scope of Sick Building Syndrome. For example, researchers normally count bacteria cells as they grow and become visible in petri dishes. But in September 1998, scientists for the EPA and the University of Maryland published a paper claiming this traditional method for counting bacteria cells produced serious undercounts because it failed to account for live, aerosolized bacteria that cannot grow in petri dishes. Using fluorescent dye to identify live bacteria, researchers found 100 to 1,000 times more bacteria than the petri dish method. Bioaerosols are found in a variety of settings such as residences, office buildings, medical and dental offices and hospitals, but cannot be seen without a magnifying glass or microscope. Exposure to bioaerosols is much higher in most enclosed locations where people congregate, such as schools, theaters, airplanes, restaurants and shelters. Occurrences of Sick Building Syndrome have escalated largely because of the increased demand for reduced operating costs in public buildings, particularly ventilation systems. Construction of "tight" buildings which are dependent on mechanical air circulation systems rather than windows has provided for a considerable energy use reduction at the expense of indoor air quality.

    Current industry technology, ventilation and partial filtration has proven ineffective in purifying indoor air and reducing IAP. Research has made it evident that heating, ventilation and air-conditioning ("HVAC") systems and airtight buildings are responsible to a large degree for Sick Building Syndrome. The HVAC community and ASHRAE (American Society of Heating, Refrigeration and Air Conditioning Engineers) are of the opinion that Volatile Organic Compounds
(VOCs) in the air are the major contributing factor to Sick Building Syndrome. ASHRAE suggested that the use of higher ventilation rates utilizing fresh outside air would dilute VOCs and alleviate the Sick Building Syndrome to a great extent. In response to this suggestion and in an effort to improve air quality, building operators have increased ventilation by bringing in more fresh outside air. This process has resulted in increased building costs created by having to heat or cool and dehumidify the outside air. The process is also somewhat ineffective to the extent that polluted inside air is diluted with polluted outside air.

PRODUCTS

    Our product line consists of the following:

    Series 12: The Series 12 is designed to fit into a 2 x 4-foot space of a ceiling. When installed in a ceiling opening, 5.5 inches of the unit's decorative ABS plastic lid protrudes from the ceiling. This unit filters approximately 1200 cubic feet of air each minute removing particulates, gases and odors. Markets for this unit include the food and beverage industry, hospital and nursing homes, print shops, office buildings and other industries with problems involving cigarette or cigar smoke, odors and particulates larger than 0.3 microns. The retail price of the Series 12 is $3,490.00. For the 18 months ended February 29, 2000, we have sold 295 of these units to our franchisees and national accounts.

    Series 14: The series 14 is designed to mount against a wall at the joining point of the wall to the ceiling. The unit is approximately 36" x 14" x 14" with the visible portion being 20 gauge sheet metal. The unit filters approximately 400 cubic feet of air per minute. The market for this product are those users having problems with any particulate, gas or odor found in rooms under 400 square feet, such as hotel rooms, offices, classrooms, patient rooms and small shops. Multiple units can be installed to accommodate larger rooms. The retail price of the Series 14 is $990.00. For the 18 months ended February 29, 2000, we have sold 60 of these units to our franchisees and national accounts.

    Series 18: The S-18 is a commercial unit which can service up to five offices or rooms with inexpensive flex duct work. The unit is installed above the ceiling and is out of view. The unit requires no HVAC modifications and operates in a very quiet fashion. The retail price of the Series 18 is $2,990.00. For the 18 months ended February 29, 2000, we have sold 48 of these units to our franchisees.

    Series 30: The Series 30 is in the design stage. The Series 30 is a residential unit which is adaptable to existing dust work used in existing heating, air conditioning and ventilation systems. We intend to incorporate photocatalytic oxidation technology into the Series 30 and have no projected market date.

    Series 999: We developed the Series 999 as an automotive after market product for mounting in the trunk of new and used cars. The unit was designed to move 100 cubic feet of air per minute with complete air changes in an automobile every 20 seconds. The retail price of the Series 999 is $600. For the 18 months ended February 29, 2000, we have sold 645 of these units. These sales were primarily to Airsopure 999, L.P. of which Airsopure, Inc., the Company's wholly owned subsidiary, is the general partner.

    Medicare Series 950: In October 1999, the Medicare Series 950 unit was submitted to Medicare for approval and issuance of a Medical reimbursement code number. The Medicare reimbursement code number would enable Medicare recipients to receive reimbursement for the cost of the Medicare Series 950 unit. We have proposed to offer the Medicare Series 950 to Medicare recipients for a retail price of $795. The product incorporates a highly efficient filtration system which includes, antimicrobial pre-filter; hospital grade 99.97% HEPA filter (for removal of particles); trisorbent filter (for removal of gases); photocatalytic oxidation (which reduces VOCs); and an ultra-violet bulb (which reduces bacteria). As of February 29, 2000, we have not sold any Medicare Series 950 units to the Medicare market.

    Consumer Series 950: This unit is similar to the Medicare Series 950 with alterations for a larger array of filtration for contaminants. The estimated retail price of the Consumer Series 950 is $1,295.00.

    Down Draft Tables: The series 220 and 230 was designed for the nail manicure industry and first introduced in January 1996. The units have largely been discontinued by the Company with our remaining inventory of approximately 10 units available for a retail price of $2,000.00. We discontinued the down draft table line based upon a decline in market demand which resulted in production and marketing expenses exceeding proposed sales.

    Replacement Filters: We manufacture our sorbent media filters by purchasing pre-filter material in bulk and cutting the material in our production facility to proper sizes to fit our units. The HEPA type filters are out-sourced for production. The trisorbent filters are also outsourced for manufacture, but assembled at our production facility. The life of the filters required by our air purification units will vary on the type of unit and the degree of contamination; however, we estimate that each unit sold will require an average of one to two complete filter changes per year. The filters required by our ceiling units have a retail price of $268 to $462 depending on uses. The automobile unit will require approximately $100 in replacement filters per year and the portable residential units approximately $150 per year.

PRODUCT DEVELOPMENT AND REDESIGN

    We do not anticipate any major expenditures during fiscal year 2000 to develop or redesign our existing products or our products in the developmental stage. Instead, we intend to focus our available capital resources on the marketing and distribution of the Company's current line of marketable air purification products. We will, however, adapt or redesign our products to meet changing customer demands or to respond to requests in the market for made-to-order products. Our decision to redesign or develop a particular product will be based upon whether estimated sales to respond to a particular product need will be sufficient to offset estimated development or redesign costs. We also intend to evaluate the inclusion of photocatalytic technology into both our existing and developmental products for the purpose of increasing the air purification efficiency of these products.

OPERATIONS

    We currently maintain a warehouse production facility of approximately 10,000 square feet in Dallas, Texas. In this facility, the Series S-12, S-14, and S-18 units have a current assembly capacity of 1000 units per month. We believe our warehouse facility is adequate for our projected increase in production and related personnel. The anticipated unit volume sales of the Series 999 automobile unit and the Series 950 unit during fiscal years 2000 and 2001 caused management to select out-sourcing for production of these units.

    We will incur design start up costs during fiscal years 2000 and 2001 on the Series 950 unit. We will also incur costs in connection with the redesign of our Series S-14 unit. The product cases for the Series 950 unit and the redesigned S-14 unit utilize ABA plastic which requires injection molding. The engineering and mold tooling costs for these products should be in the range of $500,000 for the Series 950 and Series S-14. Once the engineering and mold tooling has been completed, the Company plans to out-source the actual injection molding required for these units.

COMPETING PRODUCTS AND TECHNOLOGIES

    The current air purification products and technologies available in the market which compete with our products include the following:

    - Activated carbon filters for use in heating, ventilation and air conditioning units

    - High Efficiency Particulate Air ("HEPA") filters

    - Ozone generators

    - Anti-microbial chemically treated filters

    - High energy UV light

    - Ionizers

    - Electrostatic precipitators

    - Media filtration

    - Photocatalytic oxidation ("PCO") technology

    - Various combinations of the above

    Individually, none of these products or technologies has proved to be an all-around effective air purification system. We believe a combination of several of these products and technologies must be implemented to achieve effective air purification. The individual ineffectiveness of these products is the result of the following factors:

    Activated carbon filters absorb a number of VOCs and large microorganisms such as dust mite droppings, which stick to dust particles in the air, but do not remove other microorganisms from the air. The efficiency rate declines over time as the carbon filters retain pollutants. The process alone is non-regenerating and the filters can be expensive to operate due to increased power usage resulting from pressure drops. These pressure drops occur when filters are full, thereby cutting the unit's capacity and ability to deliver air to remote areas. We use activated carbon filters in our products in combination with other air purification components.

    HEPA technology reportedly removes up to 99.7% of 0.3-micron particles and is the dominant technology used in portable room air cleaners over the past six years. HEPA filters, however, are expensive to use in large applications such as multi-floor office buildings. HEPA filters are ineffective in removing VOCs, smaller than 0.3 micron microorganisms and some viruses. HEPA filters produce pressure drops by installation within HVAC systems and, therefore, increase maintenance and operating expenses. These increased expenses occur because the HVAC system must work continuously to compensate for pressure drops. On its own, HEPA technology does not have the ability to destroy bioaerosols or trap and breakdown VOCs or organic odors. Our products use HEPA filtration combined with other components of air purification.

    Ozone generation is a type of air cleaner that uses a high-voltage electrical charge to change oxygen to ozone. A number of companies market ozone generators as indoor air cleaners. These ozone-producing units break down VOCs because ozone is highly oxidizing. To achieve the high efficiency required, a very high level of ozone has to be released into the air. Ozone itself, however, is a respiratory irritant. OSHA has established a limit of workplace ozone levels over an eight-hour day. The FDA has also set a limit for ozone levels of electronic air cleaners. Consumer Reports tested several ozone air cleaners and concluded that ozone generators have limited value in unoccupied spaces yet ozone air cleaners cannot be used in places where people have to breathe. We do not employ ozone in our products.

    Anti-microbial chemically treated filters can serve as a pre-filter to the more effective and expensive HEPA filter, capturing the larger particles introduced to the product and thereby prolonging the life of the

HEPA, which captures the very small particles. On its own, an anti-microbial pre-filter can introduce additional contaminants into the air, such as VOCs, toxins, endotoxins, and allergens from degrading microbial organisms trapped on the anti-microbial filter. We use these filters in our products in combination with other air purification components.

    High energy UV light has proven to be effective in killing microbial life but is ineffective in destroying VOCs. High energy or low wavelength UV light can pose a danger to humans if exposed. "Single pass" efficiency is rather low due to the lack of residency time in the cleansing chamber. We use safe UV light in several of our products in combination with other air purification components.

    Air cleaners such as ionizers can be up to 90% efficient which means they remove 90% of some types of pollutants. We are not aware of any medical evidence which recommends the use of ionizers to improve air quality for people suffering from asthma, allergies or upper respiratory problems. Most of these air cleaners ionize the air and place electrical charges on particles but do not have any charged collection plates. This means charged particles migrate through the air and stick to the first surface they run into such as walls, furniture or lung tissue. The charged particles remain on the surface until dislodged to re-enter the air again. We do not use ionizers in our products.

    Electrostatic methods have no effect on the destruction of VOCs nor are they effective on small bioaerosols that are not attached to particulate matter. When electrostatic methods trap bioaerosols, either the colonies will grow on the collection plates or if the bacteria is incapable of growing because of the rushing air past the surface, the bacteria will die, decompose and change to a VOC (toxin or allergen) and reenter the air stream. Electrostatic methods have no effect on reducing VOCs or organic odors. We do not use electrostatic methods of air cleaning.

    Charged media filters are made from a dielectric material stretched across a frame. Applying a high electric voltage to the dielectric materials creates an electrostatic field. However, these electrostatic fields are generally not sufficiently strong to polarize most particles, severely reducing effectiveness. We do not use charged media filters in our products.

    Photocatalytic oxidation creates a reduction in most VOCs when passed through a chamber which activates a chemical reaction between ultra violet light waves and a titanium screen. The reaction is similar to the reaction which occurs in automobile catalytic converters. We use photocatalytic oxidation in our products in combination with other air purification components.

COMPETITION

    Our business is becoming increasingly competitive. Competition has increased with society's growing awareness of air quality problems and the related demand for air purification technology. We compete in both the commercial and residential markets for air purification products.

    The major competition for our products and markets is the domestic commercial and residential heating, ventilation and air conditioning ("HVAC") market. The HVAC market is composed of a small number of large manufacturers. The two market leaders are the Carrier division of United Technologies and Trane Corp., a unit of American Standard. Carrier's sales were approximately $3.9 billion in 1999. Trane is second in the industry with approximately $7.3 million in sales in 1999. Like Carrier, Trane competes in all segments of the HVAC industry including commercial, residential, air conditioning, furnaces and heat pumps. Our other competitors include the following companies:

    Fedders, Inc. (NASDAQ:FJC) is a holding company which manufactures and sells a full line of room air conditioners and dehumidifiers, principally for use in U.S. residential markets. Annual sales for 1999 were $356 million. Fedders completed a tender offer in August of 1999 to purchase the outstanding stock of Trion, Inc.

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    Trion Inc., a subsidiary of Fedders, Inc., has air purification operations which consist of two principal segments: engineered products and consumer products. The engineered products group designs, manufactures and sells commercial indoor air quality and dust collection equipment. The consumer products division manufactures and markets appliance air cleaners, including both table top and free standing console units.

    Environmental Elements designs equipment and supplies systems and services to the air pollution industry and designs large scale systems to control gaseous emissions. In addition, Environmental Elements designs electrostatic precipitators, fabric filters and scrubbing systems.

    Honeywell, Inc. (NYSE:HON) has both commercial and consumer divisions of air filtration products with primary sales being from the consumer division. Sales for these divisions during 1999 were $3.5 billion.

    CECO Environmental Corp. (NASDAQ:CECE) has been in the air quality technologies and services business for over 30 years. Annual sales for 1999 were $40 million. CECO has expanded the applications for its technology to include wastewater treatment. CECO, through its four subsidiaries, provides a wide spectrum of air quality and wastewater treatment products and services. These products and services include industrial air filters, high performance filter fabrics, environmental maintenance, monitoring and management services, waste water treatment and air quality improvement systems. CECO is a full-service provider to the steel, aluminum, automotive, aerospace, semiconductor, chemical and metalworking industries.

    United Air Specialists ("UAS") was established in 1966 to provide commercial and industrial environmental air cleaning solutions worldwide through a diverse product offering dust collection systems, industrial fluid coating systems and industrial oil cleaning equipment. The UAS product line includes the Smokeater, an electromatic precipitator cleaner. Designed to meet the needs of each customer, UAS equipment is backed by strong performance guarantees, technical support and years of experience.

    Competition in the commercial indoor air quality market is very specialized with no one company offering a complete line of air filtration equipment. Commercial companies tend to specialize in very distinct market segments. In most major metropolitan areas of the United States, there are also various small commercial air filtration suppliers. We believe none of these suppliers has a product line competitive with our commercial units. In the consumer indoor air quality market, many suppliers and manufacturers have a variety of air filtration products, generally in the lower retail price range of approximately $250 and with lower efficiencies than our products.

    We are currently unaware of any company which manufactures or distributes a highly efficient or trunk-mounted air purification unit for the automobile comparable to our Series 999. We anticipate, however, that our proposed penetration of the automobile market will generate significant interest with competition coming from established automobile manufacturers.

    We believe that the applications for our product lines will have broad appeal, since the implementation costs of our products are small compared to the costs benefits that typically accrue to the user. We also believe our technological approach of combining several air purification components into a single product is a superior method for removing and destroying pollutants in an indoor air environment, including microorganisms such as tuberculosis, viruses, fungi, bacteria, dust mites, VOCs and organic odors. Some of the advantages and benefits of our products are as follows:

    - Biological air contaminants are substantially destroyed and or removed

    - The process cleans and purifies the air through multiple air changes

    - The process is effective for microbes, endotoxins, toxins, allergens, and VOCs

    - No toxic chemicals are employed

    - No ozone is generated or introduced into the air

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    - The process works well at room temperature

    - The energy needs are low in stand alone systems outside of HVAC systems.

    - Self-cleaning process does not reintroduce toxic post process residue into the air stream

    - After initial purchase, the products are very economical to operate, including the price of filter replacements

MARKETS

    Our market research has identified the following markets which may benefit from our products:

    - Medical and specialty facilities such as hospitals, clinics, nursing homes, laboratories, day care centers, and emergency rooms. These facilities represent a large market for our products. In fact, any facility where indoor air quality is critical to the safety and health of the patients/customers is a potential market.

    - The commercial and residential heating, ventilation and air conditioning market is a market which generated approximately $9 billion in sales during 1999 and which we believe will experience continued sales growth in the future.

    - The residential market consists of over 60 million homes with central heating, ventilation and air conditioning systems occupied by individuals with a need for better indoor air quality.

    - The industrial air quality market is estimated to have sales which exceed $12 billion. Increased local, state, and federal regulations are continuing to require cleaner indoor industrial air quality.

    - The transportation market includes automobiles, buses, railroads, aircraft, and cruise ships which have a specific need for improved indoor air quality.

    - Approximately 75 million people suffer from upper respiratory discomfort and allergic reactions due to poor indoor air quality at home and at work.

    In addition, individuals in vulnerable categories are particularly sensitive to indoor air quality. These vulnerable categories include older individuals in nursing homes and hospitals, individuals who are susceptible to allergies, asthma and other respiratory ailments, and young children. More than 30% of the U.S. population falls within these vulnerable categories. Our technology provides an inexpensive solution to many of the indoor air quality problems which affect the daily lives of these individuals.

    Heath conscious consumers are also becoming more particular about the air quality in their environments. We believe this trend will lead to an increase in demand for better air purification systems and that our combined technology approach will outrank the solutions provided by other air purification systems that use traditional single methods for indoor air purification.

BUSINESS PLAN AND MARKETING STRATEGY

    Our business plan and marketing strategy, perhaps as much as any other factor, will be the reason for increased growth in sales. Traditionally, air purification systems are marketed and sold through a single distribution channel comprised of HVAC contractors or repairmen. Our strategy is to approach the market through multiple distribution channels. We have targeted several distribution channels for direct exposure of our products to educate consumers about the costs and solutions for indoor air contamination. We are also using a multiple channel approach to market our product line which we believe will separate us from our competition. We believe that this multiple channel approach combined with the quality of our products

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will yield substantial sales growth for the next several years. For example, we currently utilize the following distribution channels:

    FRANCHISES. We currently have 18 franchisees who market and sell our commercial building air purification products in various parts of the United States. In February 2000, we commenced a franchise program for the marketing and sale of our residential air purification products utilizing a retail store outlet concept. We provide a five day Indoor Air Quality Certification program for all of our approved franchisees. Our franchise program is a unique combination business whereby each franchisee has a protected territory. We also coordinate an advertising program with our franchisees to provide an unlimited number of leads and future potential accounts to serve. The start-up costs for purchasing and establishing a retail store franchise range from $90,000 to $100,000, which includes a $25,000 franchise fee to the Company. The remainder of the costs are estimates for the purchase of inventory, furniture and fixtures and minimum required working capital. In addition, the Company is entitled to receive a monthly royalty fee equal to 5% of the gross sales generated by the franchisee for the immediately preceding month. We commenced marketing the residential/retail franchises in February 2000 and had not sold any franchises as of March 31, 2000.

    INTERNATIONAL LICENSES. We have licensed the distribution rights to our name and technology in the countries of Taiwan, the Philippines, Turkey, Canada and Spain. We intend to aggressively pursue additional international distribution relationships during fiscal year 2000. All sales are made in U.S. dollars, FOB Dallas. Our international licenses sell for a minimum of $100,000 per country, depending on population.

    MANUFACTURER'S REPRESENTATIVES. We estimate that there are approximately 260,000 HVAC contractors in the United States. This unconsolidated group of professionals accounts for a significant amount of the current sales of air purification and cleaning units. We intend to make our products available to these representatives and recently employed an individual with expertise in this market to coordinate this channel of distribution. Although we are in final negotiations with several manufacturer's representatives, we have no final agreements.

    INTERNET SALES. Internet usage has increased over the last several years and consumer purchasing will continue to grow in accordance with this usage. Approximately 73% of website users search for information about products and services and 7.4 million users have made at least one purchase over the Internet. The demographics of website users also fit well with the our products. Most website users are well educated and earn significantly more income than the national average. Our websites are www.airsopure.com or www.airtechgroup.com. Since June of 1999, these websites have been accessed 12,010 and 16,106 times, respectively. No sales have been directly attributable to our websites. On these sites, visitors can educate themselves about our products and order online. We intend to spend additional funds to redesign and enlarge our websites in an effort to direct more Internet traffic to our websites. Our proposed redesign will include "hyper link" access to our products. Hyper link access will enable website users to use generic words such as "air quality" or "air purification" for immediate referral to our website. Our websites also provide quicker advertising response times, direct feedback from customers and instantaneous updating of information. We believe the keys to successful marketing on the Internet will be exposure and association with other well-traveled websites, security, a clean design, ease of use and product testimonials.

    DIRECT SALES. We currently make direct sales through our corporate offices to national accounts such as TGI Fridays, Bennigan's and Sullivans, in addition to other local, regional and national accounts involved in the food and beverage industry. We also intend to employ the direct sales approach to school systems and government facilities.

    RETAIL DISTRIBUTION. In February 2000, we opened our first company retail outlet in Dallas, Texas to facilitate the retail sale of our home consumer products. We intend to pursue the retail distribution of

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    our products through additional company and franchise operated retail outlets. The Company owned retail outlet also serves as a prototype store for our retail franchise program.

    We are also exploring the following additional distribution channels for our products:

    MEDICARE AND DURABLE MEDICAL EQUIPMENT ("DME") SUPPLIERS. Our research indicates that physicians regularly recommend the use of portable air filtration systems for patients suffering from chronic and acute episodes of illness related to allergies, asthma and general upper respiratory distress, many of whom are Medicare enrollees. In the absence of a Medicare reimbursement code, Medicare patients are generally forced to incur the expense of such technology on a non-reimbursable basis. These medical conditions are frequently elevated from a chronic status to acute episodes due to the inhaling by patients of various airborne contaminants.

    In October 1999, the Company applied for the Medicare reimbursement code number for our Medicare Model 950. We have not yet received approval for a specific reimbursement code number to date, although Medicare has allowed us to invoice Medicare using a non-assigned code number. The use of the non-assigned code number does not guarantee Medicare reimbursement to Medicare recipients. The Company intends to continue the pursuit of the pending Medicare application by collecting and submitting additional information recently required by Medicare. The date of a final decision on our Medicare application cannot be determined at this time. The submission of additional information will allow Medicare to take additional time to evaluate our application. We cannot predict if, or when, Medicare will approve the Medicare Model 950 for direct cost reimbursement. We believe, however, that the time necessary to duplicate or invent the photocatalytic oxidation technology included in the Medicare Model 950, to create and test a prototype and to submit an application to Medicare gives the Company a competitive lead time advantage over our competitors in this market.

    The Medicare reimbursement code is awarded through a review process conducted under the direction of the Health Care Financing Administration and its agencies that include the Statistical Agency for Durable Medical Equipment Regional Council and the Durable Medical Equipment Regional Council. Once awarded a Medicare reimbursement code, Medicare patients suffering from respiratory problems are able to secure through a variety of DME providers, medical technology prescribed by their attending physicians that will be paid for by Medicare or their insurance carrier of record. Our research also indicates that third party payers such as managed care and indemnity insurance plans will more readily reimburse patients for our Medicare Model 950 unit after the product receives a Medicare code. We estimate that approximately 31 million Medicare enrollees suffer from some sort of upper-respiratory problem. Although the number of Medicare enrollees has not changed significantly in the past three years, the Company believes that the number of enrollees will increase significantly in the future with the aging of the "baby boomers." These individuals represent the end-user market for our Medicare Model 950 unit. We have also developed the Consumer Series 950 unit which is similar to the Medicare Series 950 unit with alterations for a larger array of filtration for contaminants.

    We have identified a national distribution network composed of DME distributors that have existing sales forces and marketing infrastructures. Association with the DME distributors creates an immediate distribution network for the Medicare Model 950 and the Consumer Series 950 units without forcing the Company to incur the management challenges of creating and maintaining our own sales force or recreating the existing client bases of DME distributors. The DME distributors currently interact with physicians providing other medical devices such as walkers, wheelchairs, hospital beds and electronic monitoring devices. The Medicare Model 950 and the Consumer Series 950 units will be a new product for DME distributors within an industry where the introduction of new products is not common. If we do not receive approval from Medicare of the Medicare Model 950, we intend to continue our efforts to market the Consumer Series 950 through DME distributors by pursuing

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
    insurance carriers and health care providers outside of the Medicare system. We cannot predict or forecast the amount of any future sales which may be generated from the Medicare Model 950 or the Consumer Series 950.

    AUTOMOBILES AND PUBLIC TRANSPORTATION. Our research indicates that there exists an increasing problem with abundant air contamination in automobiles and public transportation vehicles across the United States. Our research also indicates that not only is automobile air contamination immense and growing, but also that no real technological solutions are being applied to remove the harmful and irritating smells, gases and micro-particles that can cause and exacerbate respiratory problems. The flowing of additional fresh air from the outside not only is an impossibility during the winter and summer months but is responsible in large part for a number of the respiratory problems experienced by individuals. We have concluded that solving these issues for the public could provide tremendous economic rewards and higher auto resale values to a wide variety of customers, such as car rental companies, automobile dealers and government vehicles. One of the foremost complaints in the car rental industry, shared with that of both the new and used car industry, are the odors associated either with new material off-gassing or with fabrics and materials in the automobile cabin that have absorbed pollutants like cigarette smoke for prolonged periods of time.

    Nearly 200 million vehicles are in use across the United States. Of these, approximately 150 million are passenger vehicles. Approximately 2 million cars in the United States are owned by the major car rental companies. Approximately 3 million vehicles are government owned and used. Each year in the United States, approximately 12 million new vehicles are sold by automobile dealers. The majority of automobiles fall into the category of used or more than one year old. The average American spends many hours per day in his vehicle. This much exposure, when added to outside contaminants such as road pitch, microscopic tire dust, allergens and hazardous gases and odors, leaves many car drivers with recurring headaches, eye irritation, nausea and even central nervous system problems. There are approximately 24,000 franchised new car dealers in the United States. Some auto makers, such as Mercedes Benz and BMW, are experimenting with various air cleaning systems. The Automotive Clean Air Council was formed upon public disclosure of the results of research conducted by a leading educational institution that air quality in many automobile air conditioners is poor due to contamination with unhealthy fungi and spores. The first indication that a problem exists is the odor detectable when the air conditioning unit or the air circulation system is activated. It is important, however, to note that the bacteria might be present without and before the odor is detected. This condition is caused by buildup of mold and bacteria in the evaporator. These fungi and spores can trigger allergic reactions and upper respiratory problems for car passengers.

    We believe that all of these vehicles represent potential installations for our Series S-999. We propose to initially penetrate this multimillion dollar market through agreements with nationwide auto after-market companies. Our proposal is to wholesale our Series 999 automobile air purification unit for inclusion with other after-market packages offered in the auto after-market such as automobile customizing packages (custom pinstripping, gold ornamentation and custom wheel coverings), fabric sealants and window tints. We believe a very highly effective and affordable air purification device like our Series S-999 will be widely accepted in the automobile after-market. We are currently in preliminary negotiations with several national auto after-market companies, but have no final commitments and agreements. In addition, we are in the process of formulating a marketing strategy to approach the rental car, government vehicle, and automobile dealer markets.

GOVERNMENT REGULATION

    We operate under the guidelines set forth by the Federal Trade Commission ("FTC") under an FTC Rule which became effective October 21, 1979. Under this FTC Rule, we are required to issue a Uniform Franchise Offering Circular ("UFOC") to all potential purchasers of a franchise. The UFOC format is an alternate format allowed instead of the more common FTC disclosure format. Our current UFOC is

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compliant in 36 states. In addition to this format, fourteen states require additional information to be contained within the UFOC for sales of new franchises within their states. Although we intend to seek approval of our franchise in other additional information states in the future, we do not have any pending applications. We recently received approval from the State of California to offer our franchises, one of the additional information states. Any violations under the FTC Rule are considered unfair or deceptive acts or practices within the meaning of Section 5 of the Federal Trade Commission Act. In response to the FTC Rule requirements, we formed wholly-owned subsidiaries, Airsopure, Inc., and Airsopure International Group, Inc., and registered each entity as a franchisor. Each entity is in compliance with the FTC Rules regarding its UFOC.

PERMITS, PATENTS, TRADEMARKS, LICENSES AND COPYRIGHTS

    We do not own any patents or copyrights for our products or promotional materials. We do, however, have a registered trademark for the name "Airsopure" and the related service mark "The Essence of Clean Air." In addition, we have common law trademark protection for certain of our other trade names and service marks. We also intend to pursue copyrights for certain of our promotional and franchise training materials. While we believe our products are currently a unique implementation of filter and air purification components in the current market, our products are susceptible to duplication by utilizing current technology and components. Therefore, we do not believe any of our products are ultimately patentable and do not intend to apply for patent protection.

SUPPLIERS

    We purchase the supplies and materials used in our business from a number of vendors. As of May 31, 1999, one of these vendors, Carlo Gavazzi, accounted for 42% of the balance owed, while the combination of four other vendors, Revcor, Geotex, Matrix Metals and Glasfloss accounted for approximately 20%.

ESTIMATE OF RESEARCH AND DEVELOPMENT EXPENDITURES

    During fiscal years ending May 31, 1999 and 1998, we incurred various research and development expenditures of approximately $100,000 for each fiscal year. These expenditures included salaries, materials, finished units, travel and correspondence.

EMPLOYEES

    As of March 31, 2000, we had 17 full-time employees.

FISCAL YEAR

    Our fiscal year is from June 1 to May 31 of each year.

                               COMPANY PROPERTIES

    We maintain our executive offices at 15400 Knoll Trail, Suite 200, Dallas, Texas. We also maintain a warehouse facility located at 12561 Perimeter, Dallas, Texas and, as of January 2000, a retail store located in Addison, Texas. These facilities have a total of approximately 15,000 square feet and a total rental cost for fiscal year 1999 of $86,794. The Company is committed to the facility leases at these locations until May 31, 2002, May 15, 2003 and January 1, 2005, respectively. We consider the Company's facilities sufficient for our present and currently anticipated future operations and believe that these properties are adequately covered by insurance.

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
                                   LITIGATION

    On October 26, 1999, we were named as a defendant in a cause of action styled CARLO GAVAZZI INC. V. AIRTECH INTERNATIONAL CORPORATION AND AIRTECH INTERNATIONAL GROUP, INC., Cause No. 99-11101-D, County Court No. 4, Dallas County, Texas. The complaint alleges damages for our failure to pay invoices for goods shipped to us, goods not shipped to us and for raw materials. The plaintiffs are seeking damages of approximately $1,600,000. We have answered the complaint with affirmative defenses and denied all of the plaintiff's allegations. In addition, we have filed a cross-claim against the plaintiffs for damages of approximately $1,000,000. The case is in the early stages of discovery. We intend to continue to vigorously defend against this cause of action and to pursue our cross-claim. While the results of these claims cannot be predicted with certainty, we believe that the final outcome of this litigation is adequately reserved for in our consolidated financial statements in the amount of $250,000.

    In 1997, we were named as a defendant in a cause of action styled LLB REALTY, L.P.C. V. INTERACTIVE TECHNOLOGIES CORP., Cause No. MER-L-1535-97, in the Superior Court of New Jersey, Mercer County. The complaint alleges damages relating to a lease agreement entered into by the Company for office facilities in New Jersey. The Company never occupied the space based upon the plaintiff (lessor) failing to finish-out the space pursuant to the Company's specifications. The complaint alleges damages of approximately $607,000 for remaining lease payments, finish-out costs and lost revenues. We have filed a counterclaim seeking damages in the amount of $400,000 under a capital lease obligation for equipment located in the New Jersey facility and contractually precluded from being removed from the facilities by the plaintiff (lessor). Although we are currently in negotiations for a favorable settlement relating to the complaint, the outcome of these negotiations is uncertain. We have established a reserve in our consolidated financial statements in the amount of $200,000 in anticipation of a settlement.

    On March 2, 2000, we were named as a defendant in a cause of action styled H.A.A., INC. V. AIRTECH INTERNATIONAL GROUP, INC., Cause No. 00CV-1603 (KMW), in the United States District Court for the Southern District of New York. The plaintiff is seeking the specific performance of an alleged contract providing for the sale by the Company to the plaintiff of 1,854,386 shares of our Common Stock for a cash purchase price of $419,000. We intend to answer this complaint by denying all of the plaintiff's allegations and to vigorously defend against the plaintiff's claim for specific performance.

    We have been named as a defendant in a number of routine lawsuits arising in the ordinary course of our business. In some of these cases a judgment was rendered against the Company. We have answered these routine causes of action where appropriate, negotiated settlements where appropriate and agreed to a payment schedule with respect to others. We have fully reserved for these claims and causes of action in our consolidated financial statements in the aggregate amount of $62,000.

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
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

BACKGROUND AND GENERAL

    Based upon a review of our Financial Statements for the year ended May 31, 1999 (the "Original Financial Statements") and the recommendations of the Securities and Exchange Commission (the "SEC"), we restated our Original Financial Statements for the year ended May 31, 1999 and the comparative period ended May 31, 1998 (the "Restated Annual Statements"). The reason for the restatement of our Original Financial Statements was to reflect our acquisition of all of the outstanding shares of Common Stock of Airtech International Corporation ("AIC") as a reverse merger as described below. We have also restated our quarterly financial statements for the periods ended August 31, 1999 and November 30, 1999 (the "Restated Quarterly Statements") to reflect the reverse merger treatment of our acquisition of AIC. The Restated Annual Statements and the Restated Quarterly Statements are included with this Prospectus.

    On May 31, 1998, we acquired all of the outstanding shares of Common Stock of AIC, which through its subsidiaries develops, manufactures and sells air purification products for commercial and individual use. The total purchase price of $22,937,760.00 for the stock acquisition was paid through the issuance of 10,500,000 shares of our Common Stock, 11,858,016 shares of our Series "A" Convertible Preferred Stock and $9,000,000.00 in principal amount of our Convertible 10% Debentures. The shares of Common Stock and Preferred Stock were valued at $0.625 per share. Our Original Financial Statements reflected the combination of the Company and AIC as a merger using the purchase method of accounting with the Company as the acquiring entity for legal and financial accounting and reporting purposes. This treatment resulted in reflecting the combination of the assets of the Company and the purchase of the goodwill and intellectual properties of AIC at the appraised fair market value of $22,937,960 (the purchase price) with corresponding adjustments of shareholders' equity.

    The Restated Annual Statements and Restated Quarterly Statements included with this Prospectus also reflect the merger between the Company and AIC utilizing the purchase method of accounting. The Restated Annual Statements and Restated Quarterly Statements, however, reflect the combination of the Company and AIC as a reverse merger with AIC as the acquiring entity for accounting and reporting purposes and the Company as the surviving entity for legal purposes. This reverse merger treatment follows the SEC recommendation and was required because all of the convertible securities issued in the acquisition of AIC were converted into shares of our Common Stock within two months following the acquisition. As a result, we effectively issued shares of our Common Stock for the outstanding shares of AIC, with the stockholders of AIC ultimately acquiring control of the Company. For this reason, AIC is considered the acquiring entity for purposes of the Restated Annual Statements and Restated Quarterly Statements included with this Prospectus.

    The reverse merger treatment required the Company to account for the purchased assets of the Company for accounting purposes at fair market value as opposed to appraised value. The result is a decrease of previously reported assets in the Original Financial Statements of approximately $23,000,000 and a decrease in net losses due to lower amortization costs, depreciation costs due to lower cost basis of assets and a lower write-off of discontinued assets, all of which were not capitalized in the Restated Annual Statements.

    After conversion of our convertible securities issued in the acquisition of AIC, the total number of outstanding shares of our Common Stock increased to approximately 50,000,000 shares. On October 5, 1998, our shareholders approved a one for five reverse stock split of our Common Stock which reduced the number of outstanding shares of Common Stock to approximately 10,000,000 shares. The reverse stock split was effective as of November 9, 1998. For purposes of our consolidated financial statements included with this Prospectus and the following discussion and analysis, shareholders' equity has been restated to give pro forma recognition to the reverse stock split for the presented periods. This means that all references in the consolidated financial statements and the following discussion and analysis to number of shares, per share amounts, par values and stock option information are restated to give effect to the reverse stock split.

    After the acquisition of AIC, we discontinued our original line of business relating to television and interactive media programming, including our Rebate TV product. We discontinued these original lines of business to enable us to concentrate on the development, manufacture, distribution, and sale of the air purification products offered by AIC and its subsidiaries. Effective May 31, 1999, we also discontinued the operation of our wholly owned subsidiary, McClesky Sales and Service, Inc. ("MSS"). MSS was originally formed to integrate the distribution and sale of our air purification products with the heating, ventilation and air conditioning ("HVAC") service business. We discontinued the operation of MSS based upon the incompatibility of the HVAC service business with our business of manufacturing and distributing high quality air purification products. The cost to discontinue the operations of MSS were minimal to the Company.

    On February 22, 2000, we entered into a securities purchase agreement with PK Investors LLC ("PKI") to raise up to $5,000,000 through the sale to PKI of up to $5,000,000 in principal amount of our 6% Convertible Debentures Due 2002 (the " 6% Debentures") with Warrants to purchase up to 500,000 shares of our Common Stock (the "Warrants"). Upon execution of the securities purchase agreement, PKI purchased $2,500,000 in principal amount of 6% Debentures and attached Warrants to purchase 250,000 shares of Common Stock for a purchase price of $2,500,000. Under the terms of the securities purchase agreement, we also issued to PKI a Conditional Warrant to purchase the remaining $2,500,000 in principal amount of 6% Debentures and the remaining attached Warrants to purchase 250,000 shares of our Common Stock for a purchase price of $2,500,000.

RESULTS OF OPERATIONS

    YEAR ENDED MAY 31, 1999 COMPARED TO YEAR ENDED MAY 31, 1998

    The Company's consolidated results of operations for the fiscal year ended May 31, 1999 represent the first year of operations after the reverse merger with AIC. As described above, the combination of Interactive Technologies Corporation, Inc., our predecessor in name, and AIC was accounted for as a reverse merger with AIC treated as the acquiring entity for financial reporting purposes and the Company as the surviving legal entity. Therefore, the results of operations are a comparison of our combined consolidated operations, including AIC and its subsidiaries, for fiscal year 1999 to only the results of operations of AIC and its subsidiaries for the fiscal year 1998. As a result of the reverse merger with AIC, the Company is the surviving legal entity under the name Airtech International Group, Inc.

    REVENUES

    Our consolidated total revenues decreased approximately $96,030.00 from $1,126,499 in 1998 to $1,030,467 in 1999. This 8.5% decrease is comprised of the following: product sales of the discontinued service line of our subsidiary McCleskey Sales & Service, Inc. ("MSS") decreased $420,000 from $832,027 in 1998 to $412,027 in 1999 primarily due to the cessation of that business; and product sales from our air purification products increased $179,963 in 1999 to $389,442. The combined effect of these two components of our product sales resulted in a $241,560 reduction in total sales. Franchise fees increased from the sale of 8 franchises in 1998 to 20 franchises in 1999, which accounted for the $144,500 increase in franchise fees in 1999 from the $84,500 in franchise fees for 1998. As explained in Footnote 1, Summary of Significant Accounting Policies; Revenue Recognition, of the Notes to Financial Statements, the Company has recorded cumulative deferred franchise fee income of $400,000, as Current (portion) and Notes Receivable for the year ended May 31, 1999. We discontinued the service line of MSS due to sustained losses and low sales margins, limited geographical service reach and our desire to focus exclusively on the air filtration and purification business.

    COSTS AND EXPENSES

    Cost of sales increased $95,542 or 17% to $664,356 for 1999 as compared to $568,814 for 1998. This increase is due to two primary reasons. First, the discontinuance of the MSS line of business, for which we recognized additional close out expenses due to this discontinuance. The discontinuance resulted in cost of sales for MSS of more than 100% of sales or $420,000 for 1999, compared to 55% of sales or $465,000 for 1998. Second, the cost of sales for the continuing operations increased from $103,814 or 50% of sales in 1998 to $244,356 or 62% of sales for 1999. This increase in percentage cost of sales was due to outsourcing the manufacturing at a higher cost of many components previously manufactured by the Company, lower gross sales prices than anticipated due to the Company's desire to increase market share, fewer sales thus not fully utilizing the manufacturing facility and lower production runs with consequential higher costs.

    Salaries and wages increased $802,342 from $514,734 in 1998 to $1,317,076 in 1999. This increase is the result of many factors including higher commissions on sales of our products, franchises, and financing activities of $873,000, including incentive stock bonuses to key personnel. The combination of these items represented approximately $300,000 of the increase in 1999 from 1998 in salaries and wages. We also employed additional personnel in 1999 due to the merger with AIC and the discontinued MSS division which accounted for $364,667 of the increase in salaries and wages in 1999. The increase is also due to an additional $208,333 in accrued but unpaid wages to the President and Chief Executive Officer in 1999 as compared to 1998. As explained below, the two officers waived the wage payments under their respective employment agreements during 1998. In January 1999, the Company's Board of Directors elected to accrue the full amount of the wages in 1999. The total accrued for this period in salaries and wages of $208,333 and in deferred officer wages of $791,667 totaled $1,000,000 for 1999 compared to $0 in 1998. The deferred officer wages increased from $0 in 1998 to $791,667 in 1999. The Company did not accrue the deferred wages of the President and Chief Executive Officer in 1998 of $500,000 and for the first six months of 1999 of $291,667. The Company did not pay these accrued wages in cash in 1999. Instead, the Board of Directors of the Company issued 1,583,334 shares of restricted common stock as compensation for the 18 months of deferred wages. The Company did not accrue the wages in 1998 because the officers waived their right to be paid. The Board of Directors decided in January 1999 to pay the wage previously waived by issuing restricted common stock for that amount. In summary, the total increase in expenses for salaries and wages of $802,342 and the increase in deferred officer wages of $791,667 in aggregate totaling $1,594,009 is due primarily to the officer wage accruals of $1,000,000.

    Advertising costs decreased $34,358 to $42,082 for 1999. This is a 55% decrease in costs. The Company measures advertising as a percentage of product sales. The goal is an advertising cost of approximately 4% to 6% of product sales. For 1998, the expense ratio was 36% and 11% for 1999. The percentages are higher for 1998 due to start up advertising costs in 1998 and lower sales for 1999. This fluctuation is also due to the cash deficit the Company experienced in 1999.

    Depreciation and Amortization increased $26,191 for the year 1999 compared to $103,743 for 1998. The increase is due to greater amortization of our discontinued product lines offset by the decrease in depreciation of the discontinued assets.

    General and administrative expenses increased $951,195 for the year 1999 from $727,580 in 1998. This increase is due to the $250,000 increase from prior years in legal contingencies. Also, this expense increased due to an additional $300,000 in services of outside consultants, such as investment banking firms. An increase in facilities expenses of $50,000 along withe a $400,000 write-off of licensing fees of $50,000 resulted in the $951,195 increase in general and administrative expenses.

    Interest expense of $135,288 in 1999 is $129,429 higher than 1998 primarily due to the $112,500 in interest expense for the two months that the 10% Debentures issued in the reverse merger with AIC were outstanding which were not outstanding in 1998.

    The Company also wrote off the asset investment in the discontinued subsidiary, MSS, of $582,750 in 1999 as a loss on impairment of goodwill. There was no comparable write-off in 1998.

    The net result is that the loss per share of Common Stock (basic and diluted) was ($0.32) for 1998 and ($0.41) for 1999. This is a 28% increase in loss per share. The average number of shares of Common Stock increased over the period such that the losses per share are not comparable. Overall the net loss increased from ($870,671) in 1998 to a loss of ($4,311,459) in 1999.

    CAPITAL EXPENDITURES

    The Company does not have any large capital expenditures planned for fiscal years 2000 or 2001. We are proposing a product design change to include an ABS plastic design for two of our products which will require approximately $400,000 in capital expenditures. The final decision, however, to change the product design will be based on estimated sales of the products which will enable the Company to recover the capital expenditures within nine to twelve months. Any minor capital expenditures will be met with cash on hand. In the event our product sales increase beyond current manufacturing capacities, then additional capital expenditures will be required to increase production capacity. We anticipate, however, that any additional capital expenditures to increase production capacity would not exceed $500,000 and would be offset by increased product sales, since increased sales would create the need for additional capital expenditures.

    NINE MONTHS ENDED FEBRUARY 29, 2000 COMPARED TO NINE MONTHS ENDED FEBRUARY
     28, 1999

    Our consolidated revenues increased $19,888 to $779,474 for the nine months ended February 29, 2000 compared to $759,586 for the prior nine month period. Revenues include the sales of air purification products which increased $329,474 to $604,474 for the nine months compared to the prior period. The Company's subsidiary, McCleskey Sales and Service, was discontinued by May 31, 1999, therefore, the $400,000 of sales for this subsidiary for 1999 has no corresponding revenue for 2000. Sale of franchises increased $90,000 over the prior nine-month period. The sale of franchises decreased by five in number, however, the sale of a single franchise for $100,000 made up for decreased sales.

    Cost of sales increased only $55,751 even though sales of product and services increased $419,888. This increase is $80,000 higher due to a write-off of obsolete inventory in the 1999 period, increasing cost of sales by $80,000. The cost of sales for the nine months ended February 29, 2000 is 85% of product sales. This higher cost percentage is due to the Company's continuing liquidity problem which forced smaller production runs and higher costs for raw materials.

    General and administrative expenses decreased $1,210,875 in comparing the two nine month periods. This decrease is offset by the increase in salaries and wages of $901,729 for an overall decrease in costs for both general and administrative and wages of $309,146. The prior year's period reflected deferred compensation costs of $600,000 that has no comparison in the current period. The primary reason for this increase is the consulting fees of $350,000 paid in connection with the recent $5,000,000 sale of our convertible debentures in February, 2000.

    Interest expense decreased $140,000 due to the conversion of debentures to common stock in the first quarter of 1999 relating to the merger of AIC and ITC. There is no comparable expense in the current nine-month period. The $2,500,000 sale in principal amount of convertible debentures was not consummated until February 23, 2000 and therefore the interest accrual at February 29, 2000 is minimal.

    The results of operations for the nine months ended February 29, 2000 reflect a decrease in losses from $1,247,582 to a loss of $848,345. Product sales show an increased trend discussed above, after removing the discontinued operations sales in the service sector. The combined general and administrative expenses and wages and salaries also decreased $299,170 as discussed above. The consulting fees for the

February 23, 2000 sale of convertible debentures and the prior period deferred compensation accrual account for the difference in general and administrative expense.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED MAY 31, 1999

    For fiscal year 1998, we increased our cash position by $125,967. This increase was due to cash adjustments to losses from operations of $870,671, including, depreciation and amortization of $103,743, stock payments of $169,475 to employees and consultants, and a reduction in receivables of $18,866. These cash adjustments were further offset by the cash received from our financing activities totaling $620,630. For fiscal year 1999, this trend continued at a high level. The loss from operations decreased cash by $84,036. This decrease originated from the operational loss of $4,311,459 and was reduced by cash adjustments, including, depreciation and amortization and impairment (write-off) of goodwill added $1,123,684 back as non-cash expenses; our employees, consultants and especially our vendors through the increase in payables and accrued expenses increased cash by $2,305,000; the proceeds from financing activities added an additional $873,139 in cash to the Company during fiscal year 1999. In summary, the cash needs of the Company were met in fiscal years 1998 and 1999 by means other than operations. For fiscal year 2000, we are seeking to reverse this trend because increasing payables and accrued expenses have reduced the Company's purchasing capabilities to cash purchases. Decreases in our cash also results in lower gross margins as the cost of reduced production increases marginal costs. During fiscal year 2000, we intend to focus on the production, marketing and sale of our existing line of air purification products, including the pursuit of Medicare acceptance of our Medicare Model 950 Unit and increased promotion of our franchise program. For this reason, we have temporarily postponed further significant expenditures during fiscal year 2000 on our products which are in the research and development stage.

    As of February 29, 2000, the Company has increased cash from financing activities by approximately $3,500,000. The Company also expects to sell 50 to 100 franchises to qualified entities and individuals during fiscal years 2000 and 2001. We expect these franchise sales to net the Company $25,000 per sale. As of March 23, 2000, the Company has not sold a franchise, however, our sales efforts are only one month in the process. Included in franchise sales is an additional purchase of up to $25,000 in inventory per franchise. The Company expects sales of its products to increase in fiscal years 2000 and 2001. For the six months ended February 29, 2000, the sales of products were approximately $631,867 compared to sales of products for the year ended May 31, 1999 of $618,442. We expects to receive the additional $2,500,000 from the exercise of the Conditional Warrant by PKI to purchase additional 6% Debentures and Warrants in December 2000.

    The Company expects to have sufficient funds necessary to finance the manufacture, distribution and sale of our products with required advertising support during fiscal year 2000. Our expectations are based upon our March 23, 2000 cash balance of $2,300,000, anticipated cash from franchising activities of $1,875,000, the sale of an additional $2,500,000 in 6% Debentures and Warrants to PKI, conversion of outstanding warrants to yield $1,300,000 and sales of miscellaneous equities of $700,000 for a total of $8,675,000. As described above, the Company does not have a large capital expenditures program planned for fiscal years 2000 and 2001. Therefore, the forecasted increase in sales of our products combined with the $8,675,000 in cash from sales of our equities should be sufficient to offset any cash losses from operations.

LIQUIDITY AND CAPITAL RESOURCES FOR THE NINE MONTHS ENDED FEBRUARY 29, 2000

    The Company reflected a continued liquidity problem during the nine months ended February 29, 2000. Purchases from our material vendors were predominantly on a cash basis, however, our vendors did not force payment on past due bills. The only means of liquidity available to the Company was increased use of Company Common Stock as payments for services. The Company completed the first of two transactions to bring the needed capital into the Company. This funding in February 2000 of $2,500,000 increased the liquidity of the Company to meet its cash needs for inventory and product sales. The additional funding contemplated in December, 2000 will be the amount needed for our anticipated increased sales. If the cash proceeds from the sale of the forecasted 75 franchises is realized, the net cash to the Company will be $3,750,000. If the Warrants attached to the Debentures are exercised the cash proceeds could be as high as $1,925,000. If the Company completes the contemplated $1,000,000 in private placements of a debenture, the proceeds will be used for inventory and general purposes. Therefore, the other than sale of product cash income could aggregate $11,675,000. To date of March 30, 2000 a total of $2,850,000 has been received.

YEAR 2000 COMPLIANCE

    Prior to the end of calendar year 2000, we addressed the "Year 2000 Problem" and expended $15,000 to upgrade our existing automated computer system. As a result of these expenditures, we have determined that our automated computer systems are now "Y2K Compliant." As of April 1, 2000, the Company has not experienced any problems with our automated computer systems related to the "Year 2000 Problem." Based upon this experience, we expect any future costs to maintain "Y2K Compliance" to be minimal.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names, ages and positions of our directors and executive officers as of March 31, 2000. A summary of the background and experience of each of these individuals immediately follows the table.

    The directors are:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
C J Comu..................................     39      Chairman
John Potter...............................     57      Director
R. John Harris............................     49      Director
Dr. Andrew Welch, M.D.....................     55      Director
Robert Galvan.............................     52      Director

    The executive officer and other officers are:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
C J Comu..................................     39      Chief Executive Officer
John Potter...............................     57      President
                                                       Chief Financial Officer and General
James R. Halter...........................     50      Counsel
R. John Harris............................     49      Chief Operating Officer

    C J COMU. Mr. Comu has served as CEO, chairman and a director of the Company since May 1998. Mr. Comu was a co-founder, CEO and Chairman of Airtech International Corporation, our wholly-owned subsidiary, since its formation in 1995. In January 1994, Mr. Comu co-founded Transworld Leasing Corporation with Mr. John Potter, also a director and executive officer of the Company, which provided financing and marketing expertise to the medical, computer and corporate sector prior to the formation of Airtech International Corporation.

    JOHN POTTER. Mr. Potter has served as President and a director of the Company since February 1998. Mr. Potter was the co-founder, President and a director of Airtech International Corporation, our wholly-owned subsidiary, since its formation in 1995. In January 1994, Mr. Potter co-founded Transworld Leasing Corporation with Mr. C J Comu, also a director and executive officer of the Company, which provided financing and marketing expertise to the medical, computer and corporate sector prior to the formation of

Airtech International Corporation. Prior to beginning his business career, Mr. Potter was an officer in the US Army.

    JAMES R. HALTER. Mr. Halter has served as Chief Financial Officer and General Counsel for the Company since October, 1999. Mr. Halter earned a Masters in Business Administration from the State University of New York at Buffalo in 1977, and a Juris Doctorate from Case Western Reserve University in 1999. Mr. Halter has been a Certified Public Accountant since 1975. From January 1990 to October 1999, Mr. Halter owned his own tax and business consulting practice. Concurrently, from September 1996 to January 1999, Mr. Halter attended and received his juris doctor degree from Case Western Reserve University School of Law in Cleveland, Ohio.

    R. JOHN HARRIS. Mr. Harris has served as the Chief Operating Officer of the Company since February 2000 and as a director since November 1999. Mr. Harris served as Chief Administrative Officer of Integrated Concepts, Inc. from June 1998 to October 1999 and as Chief Executive Officer of PreventCo Inc. from June 1996 to May 1998. Mr. Harris also served as Vice President and Medical Director of Airtech International Corporation from May 1994 to May 1996. Prior to 1994, Mr. Harris spent twenty years in various senior management capacities, and as an international consultant, in the field of acute medical/surgical hospital administration for leading hospital management companies such as Hospital Corporation of America and Hospital Management Professionals. Mr. Harris holds a Bachelors of Science degree from Oregon State University and a Masters of Hospital Administration from the University of Alabama.

    DR. ANDREW WELCH, M.D. Dr. Welch has served as a director of the Company since November 1999. From 1979 to the present, Dr. Welch has practiced orthopedic surgery for the Southwest Orthopedic and Sports Medicine Clinic located in Las Vegas, Nevada of which he is the president and owner.

    ROBERT GALVAN. Mr. Galvan has served as a director of the Company since November 1999. Since November 1999, Mr. Galvan has also served as the Associate Dean of the University of North Texas Health Science College, Fort Worth, Texas. From November 1998 to November 1999, Mr. Galvan served as the Director of Health for the City of Fort Worth, Texas. Mr. Galvan also served as the Director of Health and Community Development for the City of Plano, Texas from 1992 to October 1998.

    Directors receive no cash compensation for their services as directors. Our policy is to reimburse non-employee directors for expenses actually incurred in connection with attending meetings of the Board of Directors. Directors and executive officers are also eligible for stock and option grants under our stock option plans as determined by the Board of Directors.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and other compensation paid by the Company during the last three fiscal years to the Company's Chief Executive Officer, President and other individuals who served as executive officers and whose total compensation was $100,000 or more (each, a "Named Executive Officer").

                         LONG TERM COMPENSATION AWARDS
                              ANNUAL COMPENSATION

                                                                                                         LONG TERM
                                                                                                    COMPENSATION AWARDS
                                                                  ANNUAL COMPENSATION             -----------------------
                                                        ---------------------------------------   RESTRICTED   SECURITIES
                                              FISCAL      OTHER ANNUAL                              STOCK      UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR     COMPENSATION(6)     SALARY      BONUS       AWARDS      OPTIONS
---------------------------                  --------   ----------------   ---------   --------   ----------   ----------
C J Comu, CEO, Chairman....................  1999           $ 46,875         $  0        $  0      $424,334    941,667(2)
                                             1998(1)               0            0           0
                                             1997(1)         297,072            0           0

John Potter, President.....................  1999             46,875            0           0       424,334    941,667(3)
                                             1998(1)               0            0           0
                                             1997(1)         294,178            0           0

Darrell R. Jolley, CFO.....................  1999             58,333            0           0        12,500     25,000(4)

Douglas S. Keane, President of Airsopure,    1999             77,500            0           0        12,500     25,000(5)
  Inc......................................  1998(1)          62,917            0           0
                                             1997(1)          18,750            0           0

------------------------------

(1) Disclosure is made of Named Executive Officers of the Company's subsidiary, Airtech International Corporation, for fiscal years 1998 and 1997 for positions substantially similar to positions held in employment by the Company for fiscal year 1999.

(2) Mr. Comu received 791,667 shares of restricted Common Stock in fiscal year 1999 for deferred wages of $250,000 per year for the period from June 1, 1997 through December 31, 1998, the fair value of which shares was $395,834 on the date of grant, January 31, 1999. He received 150,000 shares of Common Stock under an S-8 Registration Statement as additional compensation in fiscal year 1999, the fair value of which was $28,500 at the date of grant, December 31, 1998. All of these shares were fully vested on the date of grant. None of the shares are entitled to dividends.

(3) Mr. Potter received 791,667 shares of restricted Common Stock in fiscal year 1999 for deferred wages of $250,000 for the period from June 1, 1997 through December 31, 1998, the fair value of which shares was $395,834 on the date of grant, January 31, 1999. He also received 150,000 shares of Common Stock under an S-8 Registration Statement as additional compensation in fiscal year 1999, the fair value of which was $28,500 at the date of grant, December 31, 1998. All of these shares were fully vested on the date of grant. None of the shares are entitled to dividends.

(4) Mr. Jolley received 25,000 shares of Common Stock under an S-8 Registration Statement as additional compensation earned in fiscal year 1999, the fair value of which was $12,500 at the date of grant, June 16, 1999.

(5) Mr. Keane received 25,000 shares of Common Stock under an S-8 Registration Statement as additional compensation earned in fiscal year 1999, the fair value of which was $12,500 at the date of grant, June 16, 1999.

(6) See terms of employment agreements for Mr. Comu and Mr. Potter under the section titled "Employment Agreements."

    The following table sets forth (a) the number of shares underlying options granted to each named executive officer during fiscal year 1999, (b) the percentage that the grant represents of the total number of options granted to all Company employees during fiscal year 1999, (c) the per share exercise price of each option and (d) the expiration date of each option.

                                                   % OF TOTAL OPTIONS /
                            NUMBER OF SECURITIES     SAR'S GRANTED TO
                            UNDERLYING OPTIONS /        EMPLOYEES         EXERCISE PRICE      EXPIRATION
NAME                           SAR'S GRANTED          IN FISCAL YEAR        ($/SHARE)            DATE
----                        --------------------   --------------------   --------------   -----------------
C J Comu..................       150,000                   21.9%               $0.50       October 31, 2001
John Potter...............       150,000                   21.9%               $0.50       October 31, 2001
Darrell R. Jolley.........       135,000(1)                19.7%               $0.60       October 31, 2008
Douglas S. Keane..........       250,000(2)                36.5%               $0.11       December 31, 2008

------------------------

(1) Of the options granted to Mr. Jolley 45,000 vested on November 1, 1998. Mr. Jolley is no longer employed by the Company and the remaining options lapsed in September 1999.

(2) Of the options granted to Mr. Keane 100,000 vested on January 1, 1999. Mr. Keane is no longer employed by the Company and the remaining options lapsed in November 1999.

    Set forth in the following table is information, with respect to each Named Executive Officer, as to (a) the number of shares acquired during fiscal year 1999 upon each exercise of options granted to such individuals, (b) the aggregate value realized upon each exercise (i.e. the difference between the market value of the shares at exercise and their exercise price), (c) the total number of unexercised options held on May 31, 1999, separately identified between those exercisable and those not exercisable and (d) the aggregate value of in-the-money, unexercised options held on May 31, 1999, separately identified between those exercisable and those not exercisable.

                                                       NUMBER OF SECURITIES
                             SHARES                   UNDERLYING UNEXERCISED     VALUE OF EXERCISED OPTIONS AT
                           ACQUIRED ON    VALUE     OPTIONS AT FISCAL YEAR-END   FISCAL YEAR-END EXERCISABLE/
NAME                        EXERCISE     RECEIVED   EXERCISABLE/UNEXERCISABLE          UNEXERCISABLE(1)
----                       -----------   --------   --------------------------   -----------------------------
C J Comu.................      -0-         -0-              150,000 / 0                   $     0 / $0
John Potter..............      -0-         -0-              150,000 / 0                   $     0 / $0
Darrell R. Jolley(2).....      -0-         -0-               45,000 / 0                   $     0 / $0
Douglas S. Keane(2)......      -0-         -0-              100,000 / 0                   $11,000 / $0

------------------------

(1) The value is calculated based on the aggregate amount of the excess of $0.39 (the closing sale price per share for the Common Stock on May 31, 1999) over the relevant exercise price(s).

(2) Effective September 1999 and November 1999, respectively, Mr. Jolley and Mr. Keane were no longer employed by the Company.

EMPLOYMENT AGREEMENTS

    C J Comu and John Potter have ten (10) year employment contracts with the Company for annual compensation of $250,000 each, terminating May 31, 2008. Under the terms of these contracts and agreements between the Board of Directors, Mr. Comu and Mr. Potter, these contracts will only be funded on a cash basis at such time as the Company is in a financial position to pay the salaries under these contracts. Unpaid compensation relating to these contracts, dating from June 1, 1997 through December 31, 1998, was compensated to Mr. Comu and Mr. Potter effective January 31, 1999 through the issue of 791,667 and 791,667 shares of restricted Common Stock, respectively. Effective January 15, 1999, Mr. Comu and Mr. Potter began receiving cash compensation under the agreements at an annual rate of $125,000 each when cash was available. The remainder of the amounts due each officer under their respective contracts will be converted to restricted Common Stock during fiscal year 2000. Effective
June 1, 1999, Mr. Comu and Mr. Potter have further agreed with the Board of Directors to reduce compensation to $125,000.

COMPANY STOCK PLANS

    EMPLOYEE STOCK PLANS. Our Board of Directors periodically establishes employee stock grant plans ("Stock Plans") under which unrestricted shares of our Common Stock are issued and granted to certain employees, management and consultants for performance rewards or services rendered to the Company. The terms and conditions of stock grants under the Stock Plans are within the sole discretion of our Board of Directors. We do not have formal written plans and all issuances of shares of Common Stock under the Stock Plans are made pursuant to Registration Statements on Form S-8 filed by the Company from time to time with the Securities and Exchange Commission.

    On June 9, 1998, we filed a Form S-8 Registration Statement registering 160,000 shares of our Common Stock. Through July 30, 1998, we issued shares of Common Stock to consultants and employees of 56,002 shares and 103,998 shares, respectively. The shares of Common Stock issued were accounted for as consulting services and employee wages. As of March 23, 2000, all of the shares registered under the Form S-8 Registration Statement were issued under the Stock Plans.

    On November 12, 1998, we filed a Form S-8 Registration Statement registering 800,000 shares of our Common Stock. Through July 30, 1999, we issued shares of Common Stock to consultants and employees of 261,009 shares and 538,991 shares, respectively. The shares of Common Stock issued were accounted for as consulting services and employee wages. As of March 23, 2000, all of the shares registered under the Form S-8 Registration Statement were issued under the Stock Plans.

    On July 30, 1999, we filed a Form S-8 Registration Statement registering 900,000 shares of our Common Stock, all of which were issued as of March 23, 2000 under the Stock Plans. The shares of Common Stock were accounted for as consulting services and employee wages.

    2000 KEY EMPLOYEE OPTION PLAN. Effective May 31, 1999, the Board of Directors adopted the Company's 2000 Key Employee Option Plan (the "2000 Option Plan") in order to motivate our qualified employees to assist the Company in retaining employees and to align the interest of key employees with those of our shareholders. The 2000 Option Plan is authorized for key employees including the Chief Executive Officer, President, Chief Financial Officer, Vice President Franchising, Vice President Production, and Vice President Finance. The 2000 Option Plan provides for the grant of "incentive stock options" and "non-qualified stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The approval authorized the issuance of a maximum of 1,000,000 shares subject to the options, with a range of exercise prices from $0.25 to $2.50 per share, vesting over a two to three year period and expiring ten (10) years from the date of grant. The Board of Directors expects to grant option agreements during fiscal year 2000 to the key employees specifying the respective number of options, vesting periods, exercise prices and incentives, if any. On November 11, 1999, we filed a Form S-8 Registration Statement for 900,000 shares of our Common Stock issuable with respect to options granted under the 2000 Option Plan. As of March 23, 2000, no options had been granted under the 2000 Option Plan.

INDEMNIFICATION

    Wyoming Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another corporation may be provided by the corporation. Our Certificate of Incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty except, pursuant to the limitations of the Wyoming Corporation Law, (i) for any breach of their fiduciary duty except, pursuant to the limitations of our directors for monetary damages resulting from breaches of their fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) Wyoming Corporation law, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. Our By-Laws provide indemnification to directors, officers, employees and agents, including against claims brought under state or Federal Securities laws, to the full extent allowable under Wyoming law. We have also entered into indemnification agreements with our directors and executive officer providing, among other things, that we will provide defense cost against any such claim, subject to reimbursement in certain events.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 23, 2000, certain information concerning the beneficial ownership of each class of the Company's voting stock held by (i) each beneficial owner of 5% or more of the Company's voting stock, based on reports filed with the Securities and Exchange Commission and certain other information; (ii) each of the Company's executive officers and (iii) all executive officers and directors of the Company as a group:

                                                   AMOUNT AND NATURE OF
                                                        BENEFICIAL            PERCENT OF COMMON STOCK
NAME AND ADDRESS(1)                            OWNERSHIP OF COMMON STOCK(2)        OWNERSHIP(3)
-------------------                            ----------------------------   -----------------------
C J Comu.....................................          1,768,864(4)                      8.7%
John Potter..................................          1,613,881(5)                      7.9%
Robert Galvan................................            100,000                           *
James R. Halter..............................            135,193                           *
Dr. Andrew Welch, M.D........................            243,382(6)                      1.2%
R. John Harris...............................            100,000                           *
Officers and Directors as a Group (6
  persons)...................................          3,958,320(7)                     19.4%

------------------------

*   Less than 1%

(1) Unless otherwise indicated, the address of each director, officer and principal stockholder is c/o Airtech International Group, Inc., 15400 Knoll Trail, Suite 200, Dallas, TX 75248.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming that stock options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date on which beneficial ownership is to be determined have been exercised.

(4) Represents 1,368,864 shares of Common Stock owned directly. Also represents 150,000 shares owned pursuant to warrants to purchase shares of Common Stock at $0.50 per share and 250,000 shares owned pursuant to options to purchase shares of Common Stock at $0.25 per share, all of which are exercisable within 60 days. Does not include 136,987 shares and 74,353 shares of Common Stock owned by Mr. Comu's relatives, Sevim Comu and Cem Comu, respectively, of which Mr. Comu disclaims beneficial ownership.

(5) Represents 1,213,881 shares of Common Stock owned directly. Also represents 150,000 shares owned pursuant to warrants to purchase shares of Common Stock at $0.50 per share and 250,000 shares owned pursuant to options to purchase shares of Common Stock at $0.25 per share, all of which are exercisable within 60 days. Does not include 193,356 shares and 239,136 shares of Common Stock owned by Mr. Potter's relatives, Susan Potter and John Garth Potter, respectively, of which Mr. Potter disclaims beneficial ownership.

(6) Represents 100,000 shares of Common Stock owned directly and 140,382 shares owned by the Welch Family Partnership, L.P. of which Mr. Welch may be deemed the beneficial owner.

(7) See notes 4, 5 and 6.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal 1999 and 1998, the Company's Chief Executive Officer and its President advanced cash to the Company totaling $100,000 and $186,000, respectively. The Company agreed to repay these advances as cash was available or by issuing its common stock at various times as well as to pay 15% interest on the outstanding balance. As of May 31, 1999 and 1998, the Company owed $216,488 and $123,900, respectively, on advances from each officer, including accrued interest.

    Peter Kertes, a principal stockholder of the Company during fiscal year 1999, is the President of EquitNet.Com, a weekly investor newsletter. Mr. Kertes provided the Company with a market research analysis of the Company's Common Stock for which he was compensated $3,500 in cash and issued 17,500 shares of Common Stock. We also signed an agreement with Mr. Kertes to provide investment banking services to the Company. Mr Kertes was compensated by the issuance of 29,600 shares of our Common Stock. In March 2000, the agreement with Mr. Kertes was renewed and extended to August 31, 2001. As of March 23, 2000, Mr. Kertes owned 2.9% of our outstanding shares of Common Stock.

    Dr. Andrew Welch, M.D., a director of the Company, is the managing partner of Aircare, LLC, a franchisee of our wholly-owned subsidiary, Airsopure, Inc., for Las Vegas, Nevada. For the nine months ended February 29, 2000, Aircare, LLC purchased from the Company $164,828 of our air purification products. As of March 23, 2000, Aircare, LLC owes the Company $73,035 of this amount.

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

    Our shares of Common Stock were traded on the National Association of Securities Dealers Automated Quotation Systems (NASDAQ) SmallCapMarket under the symbol "ITNL" until October 23, 1997. Following a rule change by NASDAQ for qualifying for a SmallCapMarket listing it was determined that the Company was no longer eligible for a listing. Since October 23, 1997, our shares of Common Stock have been traded in the "over-the-counter" or "Bulletin Board" market. We changed our symbol from "ITNL" to "AIRG" on November 30, 1998. High and low sales prices for the quarters of fiscal year 1998 and 1999 were:

                                  HIGH       LOW
                                --------   --------
Fiscal Year 2000
  3rd Quarter.................   $3.53      $0.60
  2nd Quarter.................    0.90       0.25
  1st Quarter.................    0.75      0.125
Fiscal Year 1999
  4th Quarter.................   $0.56      $0.12
  3rd Quarter.................    1.03       0.14
  2nd Quarter.................    1.50       0.47
  1st Quarter.................    3.28       0.63
Fiscal Year 1998
  4th Quarter.................   $3.13      $1.09
  3rd Quarter.................    3.13       1.25     Bulletin Board
  2nd Quarter.................    5.16       1.25
  1st Quarter.................    6.41       3.75     Small Cap Mkt

HOLDERS

    As of March 20, 2000, there were approximately 1,214 holders of record of the our Common Stock.

DIVIDENDS

    We have paid no dividends on our shares of Common Stock and we have no current intentions to pay dividends on our shares of Common Stock in the future. Holders of our Series "M" Convertible Preferred Stock have a preferred dividend right to receive quarterly dividend distributions equal to 4.57% of the gross revenues generated from sales of our Series 950 unit until May 31, 2001. Except for required dividend payments on the Series "M" Convertible Preferred Stock, we intend to retain any future earnings for reinvestment in our business. As of March 31, 2000, no dividends have been paid on the Series "M" Convertible Preferred Stock. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors. As of January 1, 2000, we terminated our offering of Series "M" Convertible Preferred Stock and do not intend to offer any additional shares in the future.

                           DESCRIPTION OF SECURITIES

    We have summarized below the material provisions of our Articles of Incorporation, Bylaws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Where You Can Find More Information" for information about how to obtain a copy of the documents we refer to in this section.

AUTHORIZED CAPITAL STOCK

    Under our Articles of Incorporation, we are authorized to issue up to 70 million shares of stock consisting of the following:

    - 50 million shares of Common Stock

    - 20 million shares of Preferred Stock

COMMON STOCK

    Shares of our Common Stock are not redeemable, do not have any conversion rights and are not subject to call. Holders of shares of our Common Stock have no preemptive, redemption, conversion or other subscription rights and are entitled to one vote per share on any matter submitted to a vote of our shareholders. Cumulative voting is prohibited in the election of directors. This means that the holders of a majority of the outstanding shares of Common Stock, voting for the election of directors, can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of shares of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of the Company, out of legally available funds, but subject to the prior payment of dividends to the holders of any outstanding shares of Preferred Stock. Subject to the rights of the holders of Preferred Stock, if any, upon liquidation dissolution or winding up of the affairs of the Company, the holders of shares of our Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of the Company available for distribution to holders of all shares of Common Stock. The shares of our Common Stock currently outstanding are validly issued, fully paid and nonassessable.

PREFERRED STOCK

    Our Articles of Incorporation authorize our Board of Directors to issue up to 20,000,000 shares of Preferred Stock, $0.01 par value per share. The Preferred Stock may be issued in one or more classes or series. Each class or series will have the voting rights, designations, preferences and relative rights as fixed by resolution of the Board of Directors, without the consent of our shareholders. The Preferred Stock may rank senior to our Common Stock as to dividend rights, liquidation preferences, or both. The Preferred Stock may also have extraordinary or limited voting rights.

SERIES "M" CONVERTIBLE PREFERRED STOCK AND RELATED WARRANTS

    We have 1,143,750 shares of Series "M" Convertible Preferred Stock ("Series "M" Preferred") outstanding. Holders of Series "M" Preferred have the right to convert their shares into shares of our Common Stock on a one-for-one basis at any time. The Series "M" Preferred automatically converts to shares of our Common Stock on December 31, 2001. The holders of Series "M" Preferred are entitle to receive quarterly dividend distributions equal to 4.57% of the gross revenues generated from the sales of our Series 950 unit until May 31, 2001. The dividends are paid on or before the sixtieth day of each calendar quarter based upon the gross revenues from our Model 950 air purification unit from the previous quarter. The holders of Series "M" Preferred also have related Warrants to purchase 993,750 shares of our Common Stock at and exercise price of $2.00 per share. The Warrants expire on May 31, 2000. As of January 1, 2000, we terminated our offering of Series "M" Preferred and do not intend to offer any additional shares in the future. As of March 31, 2000, no dividends have been paid to the holders of Series "M" Preferred.

AIRSOPURE 999 LIMITED PARTNERSHIP INTERESTS

    We have $430,000 of limited partnership interests outstanding in Airsopure 999, L.P. ("Airsopure LP"). Airsopure, Inc., our wholly-owned subsidiary ("Airsopure"), is the sole general partner of Airsopure LP. Under the limited partnership agreement, the limited partners are entitled to receive 1.7% of the gross revenues generated from sales of our Model S-999 automobile air purification system with the remaining gross revenues paid to Airsopure. The limited partners are entitled to receive distributions until December 31, 2003, at which time 100% of gross revenues are paid to Airsopure. In addition, Airsopure has guaranteed the limited partners a 150% return on their investment by December 31, 2003. The guarantee, if payable, may be in the form shares of our Common Stock.

12% CONVERTIBLE DEBENTURES DUE 2004

    In January 2000, the Board of Directors authorized the issuance of up to $5,000,000 of our 12% Convertible Debentures Due 2004 ("12% Debentures") pursuant to a private placement memorandum. Since the original authorization, we have elected to limit purchases of our 12% Debentures to a maximum of $1,000,000 in principal amount. At any time after one year from the date of issuance, holders of our 12% Debentures are entitled to convert our 12% Debentures on a dollar for dollar basis into shares of our Common Stock. Semi-annual interest payments are due and payable on our 12% Debentures commencing September 1, 2000. Each 12% Debenture in the principal amount of $25,000 includes a warrant to purchase shares of our Common Stock at an exercise price of $2.00 per share. The warrants expire two years from the date of issuance.

    At our option, our 12% Debentures may be converted on a dollar for dollar basis or paid in cash at face value on the maturity date. Prior to maturity, we may with the consent of the holder of our 12%

Debenture, redeem our 12% Debentures in cash at the following redemption prices together with accrued interest to the date of redemption:

        IF REDEEMED ON OR AFTER SEPTEMBER 1
              OF THE FOLLOWING YEARS:                  % OF PRINCIPAL AMOUNT
        -----------------------------------            ---------------------
2000........................                                     110%
2001........................                                     108%
2002........................                                     106%
2003........................                                     104%
2004........................                                     102%

    As of March 23, 2000, we had $350,000 in principal amount of our 12% Debentures outstanding.

6% CONVERTIBLE DEBENTURES DUE 2002

    On February 22, 2000, we sold $2,500,000 in principal amount of our 6% Convertible Debentures Due 2002 (the "6% Debentures") to PK Investors LLC. The 6% Debentures have a maturity date of February 22, 2002 at which time the principal amount and all accrued interest is due and payable. No interest payments are due prior to maturity of the Debentures. We may, at our option, pay the accrued interest at maturity by issuing shares of our Common Stock to the Debenture holder at a price equal to the conversion price of our Common Stock as described below. The Debentures are convertible at any time at the option of the holder into shares of our Common Stock. The conversion price of our Common Stock used in calculating the number of shares issuable upon conversion (or in payment of interest on the Debentures) is the lesser of (i) 110% of the average closing bid price of our Common Stock for the five trading days prior to the date of initial payment and (ii) the product obtained by multiplying 0.80 by the average of the three lowest closing bid prices of our Common Stock during the thirty trading days prior to the date we receive a conversion notice from a Debenture holder. In the event of a "change of control" of the Company, the holders of the Debentures may require us to redeem the Debentures at a redemption price equal to 125% of the aggregate outstanding principal and accrued interest on the Debentures. A "change of control" includes acquisition by an entity or group of more than 50% of our voting stock, merger or consolidation, a change in a majority of our existing Board of Directors or a sale of substantially all of our assets. The holders of our 6% Debentures also have attached Warrants to purchase 250,000 shares of our Common Stock at an exercise price of $2.6124 per share. The Warrants expire on February 22, 2005.

CONDITIONAL WARRANT

    On February 22, 2000, we also issued to PK Investors LLC, a Conditional Warrant to purchase up to an additional $2,500,000 in principal amount of our 6% Debentures with related attached Warrants to purchase 250,000 shares of our Common Stock. The Conditional Warrant expires on December 22, 2000.

                                 LEGAL MATTERS

    The validity of the issuance of the Warrants and Common Stock offered pursuant to this Prospectus is being passed upon for the Company by John G. Rebensdorf, P.C.

                                    EXPERTS

    The consolidated financial statements of the Company included in this Prospectus and in the Registration Statement have been audited by Turner, Stone and Company LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this Prospectus and in the Registration Statement. The consolidate financial statements are included in this Prospectus in reliance upon such report given upon the authority of Turner, Stone and Company as experts in auditing and accounting.

                      WHERE TO FIND ADDITIONAL INFORMATION

    We have filed with the SEC a registration statement on Form SB-2 in connection with the securities offered under this Prospectus. As permitted by SEC rules, this Prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information you may read and copy documents at the public reference room of the SEC at 450 5(th) Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC charges a fee for copies. Copies of this material should also be available through the Internet at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

    No person is authorized by the Company to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, you should not rely upon such information.

                    INDEX TO COMBINED FINANCIAL INFORMATION
                       AIRTECH INTERNATIONAL GROUP, INC.

ITEM                                                            PAGE
----                                                          --------
Report of Independent Certified Public Accountants..........      F-2
Consolidated Balance Sheets as of May 31, 1999 and 1998.....      F-3
Consolidated Statements of Operations for the Years Ended
  May 31, 1999 and 1998.....................................      F-5
Consolidated Statements of Stockholders' Equity for the
  Years Ended May 31, 1999 and 1998.........................      F-6
Consolidated Statements of Cash Flows for the Years Ended
  May 31, 1999 and 1998.....................................      F-7
Notes to Financial Statements for May 31, 1999 and 1998.....      F-8
Consolidated Financial Statements for the Nine Months Ended
  February 29, 2000 and February 28, 1999...................     F-18
Consolidated Financial Statements for the Three Months Ended
  August 31, 1999 and 1998..................................     F-23
Consolidated Financial Statements for the Six Months Ended
  November 30, 1999 and 1998................................     F-27

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
Airtech International Group, Inc.
Dallas, Texas

    We have audited the accompanying consolidated balance sheets of Airtech International Group, Inc. and subsidiaries as of May 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Airtech International Group, Inc. and subsidiaries as of May 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ TURNER, STONE & COMPANY, LLP

Certified Public Accountants
September 10, 1999

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             MAY 31, 1999 AND 1998

                                     ASSETS

                                                                 1999         1998
                                                              ----------   ----------
CURRENT ASSETS
  Cash......................................................  $   61,808   $  145,844
  Trade and licensing fees receivables, net of allowance for
    doubtful accounts of $20,000 and $0, respectively.......     173,951      172,137
  Notes receivable, current portion.........................     143,750       66,667
  Inventory.................................................     242,665      284,332
  Prepaid expenses..........................................          --       67,214
                                                              ----------   ----------
      Total current assets..................................     622,174      736,194

PROPERTY AND EQUIPMENT--net of accumulated depreciation of
  $119,634 and $206,734, respectively.......................      89,569      205,874

NOTES RECEIVABLE--net of current portion, net of allowance
  for doubtful accounts of $0 and $0, respectively..........     431,250      899,833

OTHER ASSETS

  Goodwill, net of accumulated amortization of $35,810 and
    $89,750, respectively...................................     143,243      779,302
  Intellectual properties, net of accumulated amortization
    of $38,060 and $0, respectively.........................   1,049,337    1,087,397
  Prepaid royalties and other...............................     514,208      535,100
                                                              ----------   ----------
      Total other assets....................................   1,706,788    2,401,799
                                                              ----------   ----------
                                                              $2,849,781   $4,243,700
                                                              ==========   ==========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             MAY 31, 1999 AND 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 1999          1998
                                                              -----------   -----------
CURRENT LIABILITIES
  Accounts payable, trade...................................  $   510,193   $   136,955
  Accrued payroll and other wages...........................      216,223            --
  Accrued payroll taxes.....................................       85,546            --
  Other accrued expenses....................................      372,534       156,857
  Advances payable to officers..............................      216,488       186,000
  Notes payable.............................................      277,185       340,540
                                                              -----------   -----------
      Total current liabilities.............................    1,678,169       820,352

LONG-TERM LIABILITIES
  Deferred revenue..........................................      400,000       400,000
  Product marketing obligation..............................      405,000            --
                                                              -----------   -----------
      Total long-term liabilities...........................      805,000       400,000

      Total liabilities.....................................    2,483,169     1,220,352

COMMITMENTS AND CONTINGENCIES...............................           --            --

STOCKHOLDERS' EQUITY
  Preferred stock--5,000,000 shares authorized, $.005 par
    value
    Series A cumulative, convertible preferred, none and
      11,868,016 shares issued and outstanding,
      respectively; liquidation preference of $1 per
      share.................................................           --            --
    Series M cumulative, convertible preferred, 1,143,750
      and 1,029,750 shares issued and outstanding,
      respectively; liquidation preference of $1 per share,
      aggregating $   and $   resp                                  1,144         1,030
  Common stock--$.05 par value, 50,000,000 shares
    authorized, 13,207,532 and 10,059,923 shares issued and
    outstanding, respectively...............................      660,376       502,996
  Additional paid-in capital................................    5,546,965     4,049,736
  Retained deficit..........................................   (5,841,873)   (1,530,414)
                                                              -----------   -----------
      Total stockholders' equity............................      366,612     3,023,348
                                                              -----------   -----------
                                                              $ 2,849,781   $ 4,243,700
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       YEARS ENDED MAY 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
REVENUES
  Product sales.............................................  $   800,439   $1,041,999
  Franchisee fees...........................................      229,000       84,500
  Other revenues............................................        1,030           --
                                                              -----------   ----------
    Total revenues..........................................    1,030,469    1,126,499

COSTS AND EXPENSES
  Salaries and wages........................................    1,317,076      514,734
  Deferred officer wages....................................      791,667           --
  Cost of sales.............................................      664,356      568,814
  Advertising...............................................       42,082       76,440
  Depreciation..............................................       38,564       86,493
  Amortization..............................................       91,370       17,250
  Loss on impairment of goodwill............................      582,750           --
  Other general & administrative expenses...................    1,678,775      727,580
                                                              -----------   ----------
    Total costs and expenses................................    5,206,640    1,991,311
                                                              -----------   ----------
LOSS FROM OPERATIONS........................................   (4,176,171)    (864,812)

Interest expense............................................     (135,288)      (5,859)
                                                              -----------   ----------
LOSS BEFORE INCOME TAXES....................................   (4,311,459)    (870,671)

Income tax benefit..........................................           --           --
                                                              -----------   ----------
NET LOSS....................................................  $(4,311,459)  $ (870,671)
                                                              ===========   ==========
LOSS PER COMMON SHARE--BASIC................................  $     (0.41)  $    (0.32)
                                                              ===========   ==========
LOSS PER COMMON SHARE--DILUTED..............................  $     (0.41)  $    (0.32)
                                                              ===========   ==========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED MAY 31, 1999 AND 1998

                                            COMMON STOCK           PREF. SERIES M             PREF. SERIES A
                                       ----------------------   ---------------------   --------------------------     PAID-IN
DESCRIPTION                              SHARES         $         SHARES        $         SHARES           $           CAPITAL
-----------                            -----------   --------   ----------   --------   -----------   ------------   -----------
BALANCE AT 5/31/97...................    2,695,923   $134,796            0    $   --              0   $         --   $ 3,789,477
Issuance of common stock for cash....          120          6           --        --             --             --       126,624
Issuance of common and preferred
  stock in acquisition of AIC........    2,100,000    105,000           --        --      2,371,603     11,858,016     2,010,744
Adjustment of equity accounts to give
  effect to reverse merger accounting
  of acquisition.....................    5,263,880    263,194    1,029,750     1,030     (2,371,603)   (11,856,016)   (1,877,109)
Net loss during the year.............           --         --           --        --             --             --            --
                                       -----------   --------   ----------    ------    -----------   ------------   -----------
BALANCE AT 5/31/98...................  $10,059,923   $502,998   $1,029,750    $1,030    $        --   $         --   $ 4,049,736
Issuance of Series M preferred stock
  in June, net of offering costs.....           --         --      114,000       114             --             --        98,890
Convert Debentures to common in
  July...............................                                   --        --             --             --
Cancel shares in July................     (680,000)   (34,000)          --        --             --             --        34,000
Issuance of common stock according to
  S-8 registration in August.........      146,025      7,300           --        --             --             --       213,067
Issuance of common stock according to
  S-8 registration in November.......      524,000     26,200           --        --             --             --       148,360
Issuance of common stock for cash in
  November...........................      828,000     41,400           --        --             --             --       234,600
Issuance of common stock on exercise
  of warrants in December............       46,250      2,313           --        --             --             --        20,812
Issue common stock for deferred wages
  to officers in January.............    1,563,334     79,167           --        --             --             --       712,500
Issuance of common stock in May......      700,000     35,000           --        --             --             --        35,000
Net loss during the year.............           --         --           --        --             --             --            --
                                       -----------   --------   ----------    ------    -----------   ------------   -----------
BALANCE AT 5/31/99...................   13,207,532    660,376    1,143,750     1,144              0              0     5,546,965
                                       ===========   ========   ==========    ======    ===========   ============   ===========


                                        RETAINED
DESCRIPTION                             EARNINGS        TOTAL
-----------                            -----------   ------------
BALANCE AT 5/31/97...................  $  (659,743)  $  3,264,530
Issuance of common stock for cash....           --        126,630
Issuance of common and preferred
  stock in acquisition of AIC........           --     13,973,760
Adjustment of equity accounts to give
  effect to reverse merger accounting
  of acquisition.....................           --    (13,470,901)
Net loss during the year.............     (870,671)      (870,671)
                                       -----------   ------------
BALANCE AT 5/31/98...................  $(1,530,414)  $  3,023,348
Issuance of Series M preferred stock
  in June, net of offering costs.....           --         99,004
Convert Debentures to common in
  July...............................           --
Cancel shares in July................           --             --
Issuance of common stock according to
  S-8 registration in August.........           --        220,367
Issuance of common stock according to
  S-8 registration in November.......           --        174,560
Issuance of common stock for cash in
  November...........................           --        276,000
Issuance of common stock on exercise
  of warrants in December............           --         23,125
Issue common stock for deferred wages
  to officers in January.............           --        791,667
Issuance of common stock in May......           --         70,000
Net loss during the year.............   (4,311,459)    (4,311,459)
                                       -----------   ------------
BALANCE AT 5/31/99...................   (5,841,873)       366,612
                                       ===========   ============

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       YEARS ENDED MAY 31, 1999 AND 1998

                                                                 1999         1998
                                                              -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(4,311,459)  $(870,671)

  Adjustments to reconcile net income to cash
    Depreciation and amortization...........................      129,934     103,743
    Impairment of goodwill..................................      582,750          --
    Net (gain) loss on disposition of assets................      (51,672)         --
    Stock payments to employees and consults................    1,129,593     169,475
    Allowances and write offs...............................      411,000          --

  Changes in operating assets and liabilities
    Accounts receivable.....................................      (21,814)    (18,866)
    Inventory...............................................       41,667        (422)
    Prepaid expenses........................................       67,214    (228,074)
    Accounts payable........................................      373,238      70,380
    Accrued expenses........................................      716,163     169,591
                                                              -----------   ---------
      Net cash used in operating activities.................     (933,386)   (604,844)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment.....................           --     (11,369)
  Disposals of fixed assets.................................       66,058          --
  Expenditures for other assets.............................      (89,837)         --
  Cash acquired in ITC acquisition..........................           --     121,550
                                                              -----------   ---------
    Net cash used in investing activities...................      (23,779)    110,181

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of preferred stock, net of offering
    costs...................................................       99,004          --
  Proceeds from issuance of common stock....................      369,125     127,630
  Receipts from product marketing obligation................      405,000
  Advances from ITC prior to acquisition....................           --     493,000
                                                              -----------   ---------
    Net cash provided by financing activites................      873,129     620,630

INCREASE (DECREASE) IN CASH.................................      (84,036)    125,967

CASH, BEGINNING OF PERIOD...................................      145,844      19,877
                                                              -----------   ---------

CASH, END OF PERIOD.........................................  $    61,808   $ 145,844
                                                              ===========   =========
SUPPLEMENTAL CASH FLOWS DISCLOSURES
  Interest paid.............................................  $     8,319   $      --
  Income taxes paid.........................................  $        --   $      --
  Non-cash investing and financing activities:
    Issuance of common stock, preferred stock and debentures
     for purchase of ITC net assets, net of cash received...  $        --   $ 324,806
    Common stock issued in settlement of capital lease
     obligation.............................................  $        --   $ 218,750
    Common stock issued in exchange for services............  $ 1,129,593   $ 169,475

    The accompanying notes are an integral part of the financial statements.

                       AIRTECH INTERNATIONAL GROUP, INC.

                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

    Airtech International Group, Inc. (the Company), (formerly Interactive Technologies Corporation), was incorporated in the state of Wyoming on August 8, 1991. The Company manufactures and sells a full line of air purification products. The Company primarily markets, sells and distributes its products through a network of franchisees.

    On May 31, 1998, the Company acquired all of the outstanding common stock shares of Airtech International Corporation (AIC), which through its subsidiaries manufacture and sell various air filtration and purification products. The total purchase price of $22,937,760 was funded through the issuance of 10,500,000 of its common stock shares valued at $.625 per share, the issuance of 11,858,016 of its Series A convertible preferred stock shares valued at $.625 per share (Note 7) and the issuance of $9,000,000 of convertible debentures (Note 5). However, because these convertible securities were converted into common stock within two months following the acquisition, the Company effectively issued common stock for the outstanding common stock of AIC and the stockholders of AIC obtained control of the combined company. As a result, AIC became the acquirer for financial reporting purposes.

    Therefore, the transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price of the net assets acquired has been allocated among the net assets based on their relative fair values with $179,053 of the purchase price allocated to goodwill. The acquired goodwill will be amortized using the straight-line method over 5 years.

    Results of operations of ITC are included in the accompanying consolidated statements of operations beginning June 1, 1998. Results of operations on a pro forma basis for the year ended May 31, 1998, assuming the acquisition had occurred as of June 1, 1997, are as follows:

Revenues....................................................  $2,126,489
Net loss....................................................  $ (670,671)

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the general accounts of the Company and its subsidiaries, AIC, Airsopure, Inc. and McCleskey Sales and Service, Inc., each of which have fiscal year ends of May 31. All material intercompany accounts and balances have been eliminated in the consolidation.

IMPAIRMENT OF LONG-LIVED ASSETS

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and long-lived assets and certain identifiable intangibles to be disposed of. The Company periodically evaluates, using independent appraisals and projected undiscounted cash flows, the carrying value of its long-lived assets and certain identifiable intangibles to be held and used whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, long-lived assets and

                       AIRTECH INTERNATIONAL GROUP, INC.

                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) identifiable intangibles to be disposed of are reported at the lower of carrying value or fair value less cost to sell.

AMORTIZATION

    Intellectual property is allocated to the Company's air filtration products based on expected sales as a percent of total sales by product. The Company records amortization beginning when the product is initially inventoried for sale. Amortization is recorded over a ten year term. For the years ended
May 31, 1999 and 1998, amortization expense totaled $38,060 and $0, respectively.

    Goodwill recorded in the acquisition of AIC, is being amortized using the straight-line method over 5 years. For the years ended May 31, 1999 and 1998, amortization expense totaled $35,810 and $0, respectively.

    Goodwill relating to the Company's purchase of its McClesky Sales and Services subsidiary in 1995 is being amortized over 40 years. In May 1999, this operating segment was discontinued (Note 10) and the remaining unamortized carrying value was charged to expense.

INVENTORIES

    Inventories are carried at the lower of cost or net realizable value (market) and include component parts used in the assembly of the Company's line of air purification units and filters and finished goods comprised of completed products. The costs of inventories are based upon specific identification of direct costs and allocable costs of direct labor, packaging and other indirect costs.

    At May 31, inventories consisted of the following:

                                                            1999       1998
                                                          --------   --------
Finished goods..........................................  $200,506   $ 22,102
Component parts.........................................    42,159    262,230
                                                          --------   --------
                                                          $242,665   $284,332
                                                          ========   ========

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided by straight line and accelerated methods for financial and tax reporting purposes, respectively, over estimated useful lives of five years.

INTELLECTUAL PROPERTIES

    Costs incurred by the Company in developing its products consisting primarily of design, testing and completion of working prototypes, which are not considered patentable, are capitalized and will be amortized over the estimated useful life of the related patents once a unit has been placed in production.

                       AIRTECH INTERNATIONAL GROUP, INC.

                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PRODUCT MARKETING OBLIGATION

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 68, the Company has recorded funds raised in an arrangement to develop, produce and market its Model S-999 as a product marketing obligation (Note 6).

REVENUE RECOGNITION

    Revenues from the Company's operations are recognized at the time products are shipped or services are provided. Revenues from franchise sales are recognized at the time all material services relating to the sale of a franchise have been performed by the Company and, in some instances, when the related notes receivable have been collected. Revenues based on the collection of franchise notes receivable are deferred until the time of collection.

ADVERTISING

    Advertising dollars are invested in trade journals, trade shows, travel and franchise networking. All amounts are expensed as incurred.

MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH FLOW

    For purposes of the statement of cash flows, cash includes demand deposits and time deposits with maturities of less than three months. None of the Company's cash is restricted.

EARNINGS PER SHARE

    Basic and diluted loss per share are based upon 10,583,635 and 2,716,198, respectively, weighted average shares of common stock outstanding. No effect has been given to the assumed conversion of convertible preferred stock and convertible debentures and the assumed exercise of stock options and warrants as the effect would be antidilutive.

STOCK SPLIT

    On October 5, 1998, the shareholders authorized a one for five reverse split of the Company's common stock. The reverse split was made effective November 9, 1998. Shareholders equity has been restated to give retroactive recognition to the stock split for all periods presented, such that all references in the financial statements to number of shares, per share amounts, par values and stock option data for common shares have been restated. The shareholders also approved an increase in the Company's authorized common shares to 50,000,000.

                       AIRTECH INTERNATIONAL GROUP, INC.

                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  PREFERRED STOCK

CONVERTIBLE PREFERRED STOCK--SERIES A

    In connection with the Company's acquisition of AIC (Note 1), the Company established this equity class and authorized 15,000,000 shares. The shares have a par value of $1.00, do not pay dividends and are convertible at the Company's option at any time within 24 months after issuance for one share of the Company's common stock for each five shares of preferred stock.

    Effective July 31, 1998, the Company's Board of Directors voted to convert the Series A Preferred Stock to Common Stock on the basis of one share of Preferred to one share of Common, as per the merger agreement. To effect the conversion of 11,858,016 of Series A preferred, the Company issued 2,371,603 shares of common stock. As described in Note 1, relating to the reverse merger accounting recognition, the conversion of the preferred stock shares has been recorded in the accompanying consolidated financial statements as occurring on May 31, 1998, the date of acquisition.

CONVERTIBLE PREFERRED STOCK--SERIES M

    During the year ended May 31, 1998, the Company authorized 5,000,000 shares and established this equity class to raise production funds for the Company's Model S-950, Medicare air filtration unit. The Series M preferred shareholders participate by receiving up to 20%, if totally subscribed, of the collected gross proceeds from the Company's sales of its Model S-950 over a two year period. During the years ended May 31, 1999 and 1998, 114,000 and 1,029,750 of these shares were issued for $1.00 cash, net of $14,996 and $188,383, respectively, of offering costs. Prior to June 30, 1998, another 114,000 of these shares were issued for cash, net of offering costs of $14,996. The shares have a par value of $.001, do not pay dividends and are convertible at the holder's option at any time within 36 months after issuance for one share of the Company's common stock. In addition, attached to each share is one warrant to purchase one share of common stock at a price of $0.25 per share exercisable within two years after issuance. As of May 31, 1999, the Company had not sold any S-950 units thus has made no payments under the participation plan.

3.  NOTES RECEIVABLE

    Notes receivable relate to AIC sales of geographic franchise licenses (Note 1), bear interest at 6% to 8%, are payable in terms ranging from 12 to 36 months and secured by the area franchises. Credit is extended on evaluation of the payee's financial condition and general credit information. Prior to May 31, 1999, the Company did not enforce collection while it completed development of its product line of air purification products.

    At May 31, 1998, notes receivable are comprised of the following:

                                                          1999        1998
                                                        ---------   ---------
Domestic franchise licenses...........................  $ 300,000   $ 300,000
International franchise licenses......................    275,000     666,500
                                                        ---------   ---------
                                                          575,000     966,500
Less current portion..................................   (143,750)    (66,667)
                                                        ---------   ---------
                                                        $ 431,250   $ 899,833
                                                        =========   =========

                       AIRTECH INTERNATIONAL GROUP, INC.

                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  NOTES PAYABLE

    The Company's notes payable consist of loans from various corporations and individuals provided for working capital purposes. The notes, which contain no significant restrictions, bear interest at rates of 10.0% to 18.0%, are due through May 1999 and are unsecured. At May 31, 1999, $277,183 of these notes payable were in default.

5.  CONVERTIBLE DEBENTURES

    In connection with the Company's acquisition of AIC, the Company also issued $9,000,000 of convertible debentures secured by the shares of AIC acquired. The debentures bear interest at 10% payable annually on May 31 of each year, are due on May 31, 2000 and are convertible at the Company's option at any time within the two years into shares of the Company's common stock at a conversion price of $.70. As of July 31, 1998, the Company's Board of Directors voted to convert the debentures and $150,000 of related accrued interest into common stock. The Company issued 2,614,286 common shares on conversion. As described in Note 1, relating to the reverse merger accounting recognition, the conversion of the convertible debentures has been recorded in the accompanying consolidated financial statements as occurring on May 31, 1998, the date of acquisition.

6.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company is currently obligated under a noncancellable operating lease for its Dallas office facilities which expire in September 2000.

    Minimum future rental payments required under the above operating lease is as follows.

YEAR ENDING MAY 31,
-------------------
2000........................................................  $ 77,184
2001........................................................    29,436
2002........................................................     9,812
                                                              --------
                                                              $116,432
                                                              ========

    During the years ended May 31, 1999 and 1998, rent expense totaled $80,670 and $6,776, respectively.

EMPLOYMENT AGREEMENTS

    The Company is currently obligated under employment agreements with its Chief Executive Officer and its President for annual compensation of $250,000 apiece and discretionary bonuses to be determined by the Company's board of directors. The agreements expire in May 2008. Compensation under such agreements was deferred during the period from June 1, 1997 through December 31, 1998. At January 31, 1999, the Board of Directors authorized payment of the deferred amount by issuing restricted common stock at $0.50 per share, issuing a combined total of 1,583,334 shares. Starting in January 1999, these two executives began receiving cash compensation at the rate of $125,000 apiece. The remainder of the contracted amounts has been accrued as of May 31, 1999. Effective June 1, 1999, these executives continued to receive cash compensation at the rate of $125,000 per year; however, based on agreements

                       AIRTECH INTERNATIONAL GROUP, INC.

                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) reached with these executives, the Company is no longer accruing the difference as such is considered to not be due until further notice.

    During the year ended May 31, 1999, the Company received a claim from a stockholder and former officer and director in the amount of $250,000 related to past employment services. Discussions between the Company and this former officer are in the early stages. The Company has not accrued any loss contingency relating to this claim.

    The Company's current compensation benefits do not provide any other post-retirement or post-employment benefits.

S-999 LIMITED PARTNERSHIP

    In January 1999, the Company formed a limited partnership, S-999 LP, to fund production of the Company's new automobile, trunk mounted air filtration unit, the Model S-999. Airsopure, Inc., a subsidiary of the Company, became the general partner, and the limited partnership was authorized to sell up to $5 million of partnership interests. The limited partners are entitled to up to a maximum of 20% of the gross sales from the S-999 over a three year period. Additionally, the Company guaranteed the limited partners a return of at most 150% of their investment at the end of the three year term by authorizing conversion of their limited partnership interests into shares of the Company's common stock. Through May 31, 1999, the LP raised $405,000 which amount is recorded as product marketing obligation.

YEAR 2000 COMPUTER COMPLIANCE

    The Company is currently using computer hardware and software that is not in compliance with the year 2000 dating issues. However, new software and hardware components have been ordered and the Company anticipates it will be in compliance prior to December 31, 1999. During the year ended May 31, 1999, the Company incurred approximately $15,000 of costs related to this effort. Management does not believe any additional significant cost will be incurred and the accompanying consolidated financial statements do not contain any reserve for this contingency.

    Because of the unprecedented nature of the year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Company is or will be year 2000 ready, that the Company's remediation efforts will be successful in whole or in part, or that parties with whom the Company does business will be year 2000 ready.

7.  LITIGATION

    The Company is defendant, and it has filed counter claims, in a lawsuit filed by the lessor of office space facilities in New Jersey (Note 6). The Company never occupied the space due to the lessor's failures to finish out the space to the Company's specifications. The lessor seeks to recover remaining lease payments due under the lease of $606,913 and the Company seeks to recover damages under a capital lease obligation (Note 6) for equipment located in the New Jersey facilities and contractually precluded from being removed from the facilities. Although the Company anticipates a favorable settlement of this lawsuit the outcome of it is uncertain. A reserve for $200,000 has been established in anticipation of settling this obligation.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.  INCOME TAXES

    The Company used the accrual method of accounting for tax and financial reporting purposes. At May 31, 1999 and 1998, the Company had net operating loss carry forwards for financial and tax reporting purposes of approximately $16,100,000 and $8,500,000, respectively. These carry forwards expire through the year 2012, and are further subject to the provisions of Internal Revenue Code Section 382.

    Pursuant to Statement of Financial Accounting Standards No. 109, the Company has recognized a $5,480,292 deferred tax asset attributable to the net operating loss carryover, net of a $800,002 deferred tax liability related to amortization timing differences, in the amount of $4,680,290 which have been fully offset by a valuation allowances in the same amount, as follows:

                                                          1999         1998
                                                       ----------   ----------
Beginning balance....................................  $2,804,055   $2,267,331
Increase during period...............................   1,876,235      536,724
                                                       ----------   ----------
Ending balance.......................................  $4,680,290   $2,804,055
                                                       ==========   ==========

    A reconciliation of income tax expense at the statutory federal rate to income tax expense at the Company's effective tax rate for the years ended May 31, 1999 and 1998 is as follows:

                                                          1999         1998
                                                       -----------   ---------
Tax (expense) benefits computed at statutory federal
  rate...............................................  $ 1,465,896   $ 296,028
NOL carryover........................................   (1,465,896)   (296,028)
                                                       -----------   ---------
Income tax benefit...................................  $        --   $      --
                                                       ===========   =========

9.  FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of its cash, accounts and notes receivable, trade payable.

CASH

    The Company maintains its cash in bank deposit and other accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and does not believes it is subject to any credit risks involving its cash.

ACCOUNTS AND NOTES RECEIVABLE, TRADE

    The Company accounts and notes receivable are unsecured and represent sales not collected at the end of the year. Management believes these accounts and notes receivable are fairly stated at estimated net realizable amounts.

10.  DISCONTINUED OPERATING SEGMENT

    In May 1999, the Company discontinued its McClesky Sales and Services (MSS) operations which were being conducted through its wholly owned subsidiary by the same name. The net assets of this operating segment, consisting primarily of unamortized goodwill relating to the Company's purchase of MSS in 1995
(Note 1), approximated $527,000 and was charged against continuing operations.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

11.  STOCK OPTIONS AND WARRANTS

    During the years ended May 31, 1999 and 1998, the Company issued various stock options and warrants to employees and others and uses the intrinsic value method of accounting for these stock options. Compensation cost for options granted has not been recognized in the accompanying financial statements because the amounts are not material. The options and warrants expire between January 1999 and December 2008 and are exercisable at prices from $0.20 to $22.50 per option or warrant. Exercise prices were set at or above the underlying common stock's fair market value on the date of grant.

    The following is a schedule of the activity relating to the Company's stock options and warrants. Other than the 432,850 and 205,900 warrant identified below as granted during the year ended May 31, 1999 and 1998, respectively (Note 4), all other amounts relate to stock options the Company has issued.

                                                    1999                   1998
                                            --------------------   --------------------
                                                       WGT. AVE.              WGT. AVE.
                                             SHARES    EXERCISE     SHARES    EXERCISE
                                            (X1,000)     PRICE     (X1,000)     PRICE
                                            --------   ---------   --------   ---------
Options and warrants outstanding at
  beginning of year.......................    480       $ 3.93       274        $5.20
Granted...................................    567       $ 0.61       206        $2.00
Exercised.................................    (46)      $ 2.00         0
Expired...................................    (10)      $10.00         0
                                              ---                    ---
Options and warrants outstanding at end of
  year....................................    991       $ 2.06       480        $3.93
                                              ===                    ===
Options and warrants exerciseable at end
  of year.................................    901       $ 2.06       480        $3.93
                                              ===                    ===
Weighted average fair value of options and
  warrants granted during the year........              $ 0.60                  $0.45

    The following table summarizes information about the Company's stock options and warrants outstanding at May 31, 1999, all of which are exercisable.

                    NUMBER       WEIGHTED AVE.        WEIGHTED
   RANGE OF       OUTSTANDING      REMAINING          AVERAGE
EXERCISE PRICES    (X1,000)     CONTRACTUAL LIFE   EXERCISE PRICE
---------------   -----------   ----------------   --------------
  $.20 - $.60         485          3.3 years           $  .31
 $2.00 - $2.50        243          1.1 years           $ 2.12
 $3.75 - $5.00        240          3.0 years           $ 4.17
$10.00 - $22.50        23          1.6 years           $15.62

    The following pro forma disclosures reflect the Company's net loss and net loss per share amounts assuming the Company accounted for stock options granted using the fair value method pursuant to Statement of Financial Accounting Standards No. 123. The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

11.  STOCK OPTIONS AND WARRANTS (CONTINUED)
interest rate of 5.6%; no expected dividends; expected lives of 3 to 10 years; and expected volatility of 220.51%.

                                                       YEAR ENDED     YEAR ENDED
                                                      MAY 31, 1999   MAY 31, 1998
                                                      ------------   ------------
Net loss............................................  $(4,364,880)     $(883,812)
Net loss per share..................................  $     (0.41)     $   (0.33)

    During the years ended May 31, 1999 and 1998, the Company also issued 1,583,334 and 58,912 common stock shares, respectively, in exchange for services. These services were recorded at their fair value of $791,667 and $169,475, respectively, and were charged to expense.

12.  RELATED PARTIES

    During the years ended May 31, 1999 and 1998, the Company's chief executive officer and president made cash operating advances of $100,000 and $186,000 and received repayments of $127,000 and $0, respectively. The advances are to be repaid as cash is available or by the issuance of common stock. These advances are unsecured but bear interest at 15% per annum. At May 31, 1999 and 1998, advances payable to these officers totaled $216,488 and $186,000, respectively, and included $57,488 and $0, respectively, of accrued interest.

13.  LIQUIDITY ISSUES

    The continued operating losses by the Company and its subsidiaries raise concern about the Company's ability to generate profits from its operations. Management is currently negotiating several large contracts for its air filtration products, which will increase the Company's cash flow and its ability to generate profits. The Company has completed its air purification product line and is expanding its franchise network throughout the nation and internationally. In addition, the Company is continuing efforts to raise additional equity capital to provide liquidity until cash can be generated by operations.

14.  SEGMENT INFORMATION

    During the year ended May 31, 1999, the Company conducted its operations through two reportable segments, each of which was conducted through separate subsidiaries. Those reportable segments were its manufacture and sale of air purification products and franchises and its commercial and residential heating and air conditioning services, which was terminated in May 1999.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14.  SEGMENT INFORMATION (CONTINUED)
    The following table reflects certain information about the Company's reportable operating segments for the year ended May 31, 1999. There are no inter-segment revenue or expense transactions.

                               AIR         HVAC                       AIR        HVAC
                            PRODUCTS     SERVICES       TOTAL      PRODUCTS    SERVICES     TOTAL
                           -----------   ---------   -----------   ---------   --------   ----------
Revenues.................  $   618,442   $ 412,027   $ 1,030,469   $ 293,979   $832,520   $1,126,499
Net operating loss.......  $(4,153,265)  $(158,194)  $(4,311,459)  $(862,670)  $ (8,001)  $ (870,671)
Interest expense.........  $   126,969   $   8,319   $   135,288   $      --   $  5,859   $    5,859
Depreciation and
  amortization...........  $   107,637   $  22,297   $   129,934   $  48,377   $ 55,366   $  103,743
Consulting services, non
  cash...................  $   309,854   $      --   $   309,854   $      --   $     --   $       --
Expenditures for
  long-lived assets......  $        --   $      --   $        --   $  11,369   $     --   $   11,369
Total long-lived assets,
  net of accumulated
  depreciation...........  $    89,569   $      --   $    89,569   $ 148,956   $ 56,918   $  205,874

PART 1
ITEM 1 Financial Statements

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

                                     ASSETS

                                                                 2000         1999
                                                              ----------   ----------
CURRENT ASSETS
  Cash......................................................  $2,559,385   $    1,905
  Receivables
    Trade accounts, net of allowance for doubtful accounts
      of $20,000 and $30,080, respectively..................     225,352      140,605
    Other...................................................     204,524           --
  Notes receivable--current portion.........................      75,000           --
  Inventory.................................................     317,665      236,624
  Prepaid expenses and other assets.........................          --       42,517
                                                              ----------   ----------
      Total current assets..................................   3,381,926      421,651

PROPERTY AND EQUIPMENT--net of accumulated depreciation of
  $149,123 and $265,338 respectively........................     116,875      134,870

NOTES RECEIVABLE--net of current portion, net of allowance
  for doubtful accounts of $0 and $0, respectively..........     575,000      899,833

OTHER ASSETS
  Goodwill, net of $84,763 and $107,750 of accumulated
    amortization, respectively..............................      94,291      153,243
  Intellectual properties, net of $58,060 and $15,275 of
    accumulated amortization, respectively..................     968,112    1,027,397
  Other.....................................................     519,688      535,169
                                                              ----------   ----------
      Total other assets....................................   1,582,091    1,715,809
                                                              ----------   ----------
      Total Assets..........................................  $5,655,892   $3,172,163
                                                              ==========   ==========

    The accompanying Notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 2000          1999
                                                              -----------   -----------
CURRENT LIABILITIES
  Notes payable--current portion............................  $   277,185   $    66,748
  Accounts payable, trade...................................      608,850       411,617
  Advances from officers....................................      216,488        48,900
  Accrued payroll and payroll taxes.........................      323,692
  Other accrued expenses....................................      417,511        77,276
                                                              -----------   -----------
    Total current liabilities...............................    1,843,726       604,541

LONG-TERM LIABILITIES
  Notes payable.............................................           --       277,185
  Deferred revenue..........................................      400,000       400,000
  Product Marketing Obligation..............................      405,000            --
  Convertible Debenture.....................................    2,800,000            --
                                                              -----------   -----------
    Total long-term liabilities.............................    3,605,000       677,185
                                                              -----------   -----------
    Total liabilities.......................................    5,448,726     1,281,726

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Series M cumulative, convertible preferred, 1,143,750
    shares issued and outstanding, liquidation preference of
    $1.00 per share.........................................        1,143         1,144
  Common stock--$.05 par value, 50,000,000 shares
    authorized, 20,364,417 and 13,207,520 shares issued and
    outstanding, respectively...............................    1,018,220       660,376
  Additional paid-in capital................................    6,682,210     5,160,792
  Retained deficit..........................................   (7,494,407)   (3,931,875)
                                                              -----------   -----------
    Total stockholders' equity..............................      207,166     1,890,437
                                                              -----------   -----------
    Total Liabilities and Stockholders' Equity..............  $ 5,655,892   $ 3,172,163
                                                              ===========   ===========

    The accompanying Notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

       FOR THE NINE MONTHS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

                                                                 2000          1999
                                                              -----------   -----------
REVENUES
  Product sales.............................................  $   604,474   $   759,586
  Franchisee fees...........................................      175,000            --
                                                              -----------   -----------
    Total revenues..........................................      779,474       759,586
COSTS AND EXPENSES
  Salaries and wages........................................      901,729            --
  Cost of sales.............................................      515,127       459,376
  Advertising...............................................      101,197        28,084
  Depreciation and amortization.............................      127,421        45,850
  Other general and administrative expense..................      745,073     1,955,048
                                                              -----------   -----------
    Total costs and expenses................................    2,390,547     2,488,358
                                                              -----------   -----------
LOSS FROM OPERATIONS........................................   (1,611,073)   (1,728,772)
Interest expense............................................      (41,461)     (181,226)
                                                              -----------   -----------
NET LOSS BEFORE INCOME TAXES................................   (1,652,534)   (1,909,998)
Income taxes................................................           --            --
                                                              -----------   -----------
NET LOSS....................................................  $(1,652,534)  $(1,909,998)
                                                              ===========   ===========
(LOSS) PER COMMON SHARE--BASIC..............................  $     (0.08)  $     (0.15)
                                                              ===========   ===========
(LOSS) PER COMMON SHARE--DILUTED............................  $     (0.08)  $     (0.15)
                                                              ===========   ===========

    The accompanying Notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

       FOR THE THREE MONTHS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

                                                                 2000         1999
                                                              ----------   -----------
REVENUES
  Product sales.............................................  $  186,136   $   118,985
  Franchisee fees...........................................      60,000            --
                                                              ----------   -----------
    Total revenues..........................................     246,136       118,985
COSTS AND EXPENSES
  Salaries and wages........................................     516,591       119,996
  Cost of sales.............................................      99,478            --
  Advertising...............................................      51,002            --
  Depreciation and amortization.............................      54,665        62,250
  Other general and administrative expense..................     368,560     1,184,321
                                                              ----------   -----------
    Total costs and expenses................................   1,090,296     1,366,567
                                                              ----------   -----------
LOSS FROM OPERATIONS........................................    (844,160)   (1,247,582)
Interest expense............................................      (4,185)      (10,409)
                                                              ----------   -----------
NET LOSS BEFORE INCOME TAXES................................    (848,345)   (1,257,991)
Income taxes................................................          --            --
                                                              ----------   -----------
NET LOSS....................................................  $ (848,345)  $(1,257,991)
                                                              ==========   ===========
LOSS PER COMMON SHARE--BASIC................................  $    (0.04)  $     (0.10)
                                                              ==========   ===========
LOSS PER COMMON SHARE--DILUTED..............................  $    (0.04)  $     (0.10)
                                                              ==========   ===========

    The accompanying Notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

       FOR THE NINE MONTHS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

                                                                 2000          1999
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss....................................................  $(1,652,534)  $(1,909,998)

Adjustments to reconcile net income to cash
  Depreciation and amortization.............................      127,421        45,850
  Stock payments to employees and consults..................      486,189       268,403

Changes in operating assets and liabilities
  Notes Receivable..........................................     (143,431)       66,667
  Accounts receivable.......................................      (51,401)       31,532
  Inventory.................................................      (75,000)       47,708
  Accounts payable..........................................       98,657       274,662
  Accrued expenses..........................................       88,823      (216,681)
  Other Receivables.........................................     (204,524)           --
                                                              -----------   -----------
    Net cash used in operating activities...................   (1,325,800)   (1,391,857)

CASH FLOWS FORM INVESTING ACTIVITIES
Expenditures for other assets...............................      (57,212)       25,154
                                                              -----------   -----------
  Net cash used in investing activities.....................      (57,212)       25,154

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debentures............    2,800,000            --
Proceeds from issuance of common stock......................    1,080,589     1,222,764
                                                              -----------   -----------
  Net cash provided by financing activities.................    3,880,589     1,222,764

INCREASE (DECREASE) IN CASH.................................    2,497,577      (143,939)

CASH, BEGINNING OF PERIOD...................................       61,808       145,844
                                                              -----------   -----------

CASH, END OF PERIOD.........................................  $ 2,559,385   $     1,905
                                                              ===========   ===========

    The accompanying Notes are an integral part of the financial statements.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    Airtech International Group, Inc. (the Company), (formerly Interactive Technologies Corporation,(ITC), was incorporated in the state of Wyoming on August 8, 1991. As of May 31, 1998, in connection with the acquisition discussed below, the Company manufactures and sells a full line of air purification products.

    On May 31, 1998, the Company acquired all of the outstanding common stock shares of Airtech International Corporation, which through its subsidiaries manufacture and sell various air filtration and purification products. The total purchase price of $22,937,760 was funded through the issuance of 10,500,000 of its comon stock shares valued at $.625 per share, the issuance of 11,858,016 of its Series A convertible preferred stock shares valued at $.625 per share and the issuance of $9,000,000 of convertible debentures.

    The transaction was accounted for using the purchase method of accounting with AIC for accounting and reporting purposes the acquirer. Accordingly, the purchase price of the net assets acquired from ITC has been allocated among the net assets based on their relative fair value of zero.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the general accounts of the Company and its subsidiaries, AIC, Airsopure, Inc., Airsopure International Group, Inc. and McCleskey Sales and Service, Inc.,(dormant) each of which has a fiscal year end of May 31, and AIC's investment in Airsopure 999LP, a Texas Limited Partnership with a December year end. All material intercompany accounts and balances have been eliminated in the consolidation.

AMORTIZATION

    Intellectual property is allocated to the Company's air filtration products based on expected sales as a percent of total sales by product. The Company records amortization beginning when the product is initially inventoried for sale. Amortization is recorded ratably over a ten-year term. For the nine months ended February 29, 2000 and 1999, amortization expense totaled $20,000 and $15,275, respectively.

    Goodwill recorded in the acquisition of ITC, is being amortized under the straight-line method over 5 years. For the nine months ended February 29, 2000 and 1999, amortization expense totaled $48,953 and $18,000, respectively.

INVENTORIES

    Inventories are carried at a lower of cost or net realizable value (market) and include component parts used in the assembly of the Company's line of air purification units and filters and finished goods comprised of completed products. The costs of inventories are based upon specific identification of direct costs and allocable costs of direct labor, packaging and other indirect costs.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided by straight line accelerated methods for financial and tax reporting purposes, respectively, over estimated useful lives of five years.

REVENUE RECOGNITION

    Revenues from the Company's operations are recognized at the time products are shipped or services are provided. Revenue from franchise sales are recognized at the time all material services relating to the sale of a franchise have been performed by the Company.

MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH FLOW

    For purposes of the statement of cash flows, cash includes demand deposits and time deposits with maturates of less than three months. None of the Company's cash is restricted.

EARNINGS PER SHARE

    Basic and diluted loss per share are based upon 20,064,487 weighted average over the nine month period shares of common stock outstanding. No effect has been given to the assumed conversion of convertible preferred stock and convertible debentures and the assumed exercise of stock options and warrants as the effect would be antidilutive.

COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company is currently obligated under a noncancellable operating lease for its Dallas office facilities which expire in January 2002.

    Minimum future rental payments required under the above operating lease is as follows.

YEAR ENDING MAY 31
------------------
2000........................................................  $ 28,044
2001........................................................    59,820
2002........................................................    42,376
                                                              --------
                                                              $130,240
                                                              ========

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of its cash, accounts and notes receivable, trade payable.

CASH

    The Company maintains its cash in bank deposit and other accounts, which, at times, may exceed federally insured limits. The Company invests excess cash not required for operations in US Treasury repurchase agreements in connection with its cash management account with its primary bank. The Company has not experienced any losses in such accounts, and does not believe it is subject to any credit risks involving its cash.

ACCOUNTS AND NOTES RECEIVABLE, TRADE

    The Company accounts and notes receivables are unsecured and represent sales not collected to date. Management believes these accounts and notes receivables are fairly stated at estimated net realizable amounts.

STOCK OPTIONS AND WARRANTS

    Through the quarter ended February 29, 2000 and 1999, the Company has issued various stock options and warrants to employees and others and uses the intrinsic value method of accounting for these stock options. Compensation cost for options granted has not been recognized in the accompanying financial statements because the amounts are not material and its exercise price exceeded the common stock fair market value at the date of option. The options and warrants expire between January 1999 and December 2008 and are exercisable at prices from $0.20 to $22.50 per option or warrant. Exercise prices were set at or above the underlying common stock's fair market value on the date of grant.

RELATED PARTIES

    For the nine months ended February 29, 2000, the Chief Executive Officer and the President made cash advances of $20,000 and $20,000 respectively and received repayments of $20,000 and $20,000, respectively. The advances are to be paid as cash is available or by the issuance of common stock. These advances are unsecured but bear interest at 15% per annum.

    As of February 29, 2000 advances payable to these officers totaled $0 and $0, respectively

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                            AUGUST 31, 1999 AND 1998

                                   UNAUDITED

                                                                 1999         1998
                                                              ----------   ----------
CURRENT ASSETS
  Cash......................................................  $   20,106   $   40,356
  Receivables
    Trade accounts, net of allowance for doubtful accounts
      of $20,000 and $0, respectively.......................     292,139      245,925
    Other...................................................      87,135           --
  Notes receivable, current portion.........................     143,750           --
  Inventory.................................................     242,665      293,727
  Prepaid expenses..........................................          --      118,884
                                                              ----------   ----------
        Total current assets................................     785,795      698,892

PROPERTY AND EQUIPMENT--net of accumulated depreciation of
  $128,876 and $219,758, respectively.......................      80,327      192,849

NOTES RECEIVABLE--net of current portion, net of allowance
  for doubtful accounts of $0 and $0, respectively..........     431,250      899,833

OTHER ASSETS
  Goodwill, net of $44,763 and $93,750 of accumulated
    amortization, respectively..............................     134,291      759,302
  Intellectual properties, net of $42,060 and $9,800 of
    accumulated amortization, respectively..................   1,023,112    1,087,397
  Other.....................................................     515,208      531,772
                                                              ----------   ----------
        Total other assets..................................   1,672,611    2,378,471
                                                              ----------   ----------
                                                              $2,969,983   $4,170,045
                                                              ==========   ==========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                            AUGUST 31, 1999 AND 1998

                                   UNAUDITED

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 1999          1998
                                                              -----------   -----------
CURRENT LIABILITIES
  Notes payable--current portion............................      277,185       109,795
  Accounts payable, trade...................................      704,209       392,475
  Advances from officers....................................      216,488        40,602
  Accrued payroll and payroll taxes.........................      357,644
  Other accrued expenses....................................      373,622       100,245
                                                              -----------   -----------
        Total current liabilities...........................    1,929,148       643,117
                                                              -----------   -----------
LONG-TERM LIABILITIES
  Deferred revenue..........................................      400,000       400,000
  Product Marketing Obligation..............................      405,000            --
                                                              -----------   -----------
        Total long-term liabilities.........................      805,000       400,000
                                                              -----------   -----------
        Total liabilities...................................    2,734,148     1,043,117

COMMITMENTS AND CONTINGENCIES...............................           --            --

STOCKHOLDERS' EQUITY
  Series M cumulative, convertible preferred stock,
    1,143,750 and 1,143,750 shares issued and outstanding,
    respectively; liquidation preference of $1.00 per
    share...................................................        1,144         1,144
  Common stock--$.05 par value, 50,000,000 shares
    authorized, 14,654,332 and 10,219,920 shares issued and
    outstanding, respectively...............................      732,716       510,996
  Additional paid-in capital................................    5,686,576     4,311,858
  Retained deficit..........................................   (6,184,601)   (1,697,070)
                                                              -----------   -----------
        Total stockholders' equity..........................      235,835     3,126,928
                                                              -----------   -----------
                                                              $ 2,969,983   $ 4,170,045
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                     MONTHS ENDED AUGUST 31, 1999 AND 1998

                                   UNAUDITED

                                                                1999        1998
                                                              ---------   ---------
REVENUES
  Product sales.............................................  $ 345,441   $ 452,365
  Franchisee fees...........................................     15,000      20,000
                                                              ---------   ---------
    Total revenues..........................................    360,441     472,365
COSTS AND EXPENSES
  Salaries and wages........................................    216,170
  Cost of sales.............................................    322,549     261,876
  Advertising...............................................     24,640
  Depreciation and amortization.............................     53,421      19,444
  Other.....................................................
  Other general & administrative expenses...................     67,793     235,222
                                                              ---------   ---------
    Total costs and expenses................................    684,573     516,542
                                                              ---------   ---------
(LOSS) FROM OPERATIONS......................................   (324,132)    (44,177)
Interest expense............................................    (18,596)   (122,479)
                                                              ---------   ---------
NET (LOSS) BEFORE INCOME TAXES..............................   (342,728)   (166,656)
Income taxes................................................         --          --
                                                              ---------   ---------
NET (LOSS)..................................................  $(342,728)  $(166,656)
                                                              =========   =========
(LOSS) PER COMMON SHARE--BASIC..............................  $   (0.02)  $   (0.02)
                                                              =========   =========
(LOSS) PER COMMON SHARE--DILUTED............................  $   (0.02)  $   (0.02)
                                                              =========   =========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWSS

              FOR THE THREE MONTHS ENDED AUGUST 31, 1999 AND 1998

                                   UNAUDITED

                                                                1999        1998
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers..............................  $ 146,244   $ 276,098
  Cash paid to employees....................................   (102,251)   (145,957)
  Cash paid to suppliers....................................   (277,644)   (301,066)
                                                              ---------   ---------
  NET CASH USED IN OPERATING ACTIVITIES.....................   (233,651)   (170,925)
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to Subsidiaries..................................               (132,395)
  Proceeds from issuance of preferred stock, net offering
    costs...................................................                112,500
  Repayments of notes payable...............................                (20,668)
  Proceeds from issuance of common stock....................    191,949     106,000
                                                              ---------   ---------
  NET CASH PROVIDED BY FINANCING ACTIVITIES.................    191,949      65,437
                                                              ---------   ---------
NET (DECREASE) IN CASH......................................    (41,702)   (105,448)
CASH AT BEGINNING OF PERIOD.................................     61,808     145,844
                                                              ---------   ---------
CASH AT THE END OF PERIOD...................................  $  20,106   $  40,356
                                                              =========   =========
NET LOSS FROM OPERATIONS....................................   (342,728)   (166,654)
                                                              ---------   ---------
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization and Depreciation.............................     53,421      19,444
  Common stock issued for services..........................                270,122
  (Increase) in accounts receivable.........................   (205,323)    (93,788)
  (Increase) in prepaid expenses............................               (130,212)
  Decrease in other assets..................................     10,000
  Increase accounts payable.................................    194,016      59,060
  (Increase) in accrued expenses............................     56,963     128,897
                                                              ---------   ---------
  TOTAL ADJUSTMENTS.........................................    109,077      (4,271)
                                                              ---------   ---------
  NET CASH USED IN OPERATING ACTIVTIES......................  $(233,651)  $(170,925)
                                                              =========   =========

    The accompanying notes are an integral part of the financial statements.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

    Airtech International Group, Inc. (the Company), (formerly Interactive Technologies Corporation), was incorporated in the state of Wyoming on August 8, 1991. The Company manufactures and sells a full line of air purification products. The Company primarily markets, sells and distributes its products through a network of franchisees.

    On May 31, 1998, the Company acquired all of the outstanding common stock shares of Airtech International Corporation (AIC), which through its subsidiaries manufacture and sell various air filtration and purification products. The total purchase price of $22,937,760 was funded through the issuance of 10,500,000 of its common stock shares valued at $.625 per share, the issuance of 11,858,016 of its Series A convertible preferred stock shares valued at $.625 per share (Note 7) and the issuance of $9,000,000 of convertible debentures (Note 5). However, because these convertible securities were converted into common stock within two months following the acquisition, the Company effectively issued common stock for the outstanding common stock of AIC and the stockholders of AIC obtained control of the combined company. As a result, AIC became the acquirer for financial reporting purposes.

    The transaction was accounted for using the purchase method of accounting with AIC for accounting and reporting purposes the acquirer.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the general accounts of the Company and its subsidiaries, AIC, Airsopure, Inc. and McCleskey Sales and Service, Inc., each of which have a fiscal year end of May 31. All material intercompany accounts and balances have been eliminated in the consolidation.

AMORTIZATION

    Intellectual property is allocated to the Company's air filtration products based on expected sales as a percent of total sales by product. The Company records amortization beginning when the product is initially inventoried for sale. Amortization is recorded over a ten year term. For the years ended
May 31, 1999 and 1998, amortization expense totaled $44,468 and $19,444, respectively.

    Goodwill recorded from the acquisition of AIC, is being amortized using the straight-line method over 5 years. For the years ended May 31, 1999 and 1998, amortization expense totaled $35,810 and $0, respectively.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided by straight line and accelerated methods for financial and tax reporting purposes, respectively, over estimated useful lives of five years.

REVENUE RECOGNITION

    Revenues from the Company's operations are recognized at the time products are shipped or services are provided. Revenues from franchise sales are recognized at the time all material services relating to the

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) sale of a franchise have been performed by the Company and, in some instances, when the related notes receivable have been collected. Revenues based on the collection of franchise notes receivable are deferred until the time of collection.

MANAGEMENT ESTIMATES

    The preparation of financial statements is in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH FLOW

    For purposes of the statement of cash flows, cash includes demand deposits and time deposits with maturities of less than three months. None of the Company's cash is restricted.

EARNINGS PER SHARE

    Basic and diluted loss per share are based upon the weighted average shares of common stock outstanding. No effect has been given to the assumed conversion of convertible preferred stock and convertible debentures and the assumed exercise of stock options and warrants as the effect would be antidilutive.

2.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company is currently obligated under a noncancellable operating lease for its Dallas office facilities which expire in September 2000.

    Minimum future rental payments required under the above operating lease is as follows.

YEAR ENDING MAY 31,
-------------------
2000........................................................  $ 77,184
2001........................................................    29,436
2002........................................................     9,812
                                                              --------
                                                              $116,432
                                                              ========

YEAR 2000 COMPUTER COMPLIANCE

    The Company is currently using computer hardware and software that is in compliance with the year 2000 dating issues. The Company is in compliance prior to December 31, 1999. During the year ended May 31, 1999, the Company incurred approximately $15,000 of costs related to this effort. Management does not believe any additional significant cost will be incurred and the accompanying consolidated financial statements do not contain any reserve for this contingency.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Based on the unprecedented nature of the year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. As of March 20, 2000 the company states that it was in full compliance with the year 2000 issue. As of this date no problems have occurred concerning this issue.

3.  LITIGATION

RENTAL OPERATING LEASE

    The Company is defendant, and it has filed counter claims, in a lawsuit filed by the lessor of office space facilities in New Jersey (Note 6). The Company never occupied the space due to the lessor's failure to finish out the space to the Company's specifications. The lessor seeks to recover remaining lease payments due under the lease of $606,913 and the Company seeks to recover damages under a capital lease obligation (Note 6) for equipment located in the New Jersey facilities and contractually precluded from being removed from the facilities. Although the Company anticipates a favorable settlement of this lawsuit the outcome of it is uncertain. A reserve for $200,000 has been established in anticipation of settling this obligation.

4.  FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of its cash, accounts and notes receivable, trade payable.

CASH

    The Company maintains its cash in bank deposit and other accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and does not believes it is subject to any credit risks involving its cash.

ACCOUNTS AND NOTES RECEIVABLE, TRADE

    The Company accounts and notes receivable are unsecured and represent sales not collected at the end of the year. Management believes these accounts and notes receivable are fairly stated at estimated net realizable amounts.

ASSETS HELD FOR SALE

    In February 1998, the Company formally discontinued its Rebate TV operations and adopted a plan, not successful as of March 20, 2000, to dispose of the only asset of this business segment, the proprietary software and trademark. The Company also adopted a plan, not successful as of March 30, 2000, to dispose of its FCC license rights, the only asset of its interactive video and data services business segment, which were never operational. Management expects to sell these assets by May 31, 2000. These assets have no carry value on the books of the company.

5.  STOCK OPTIONS AND WARRANTS

    Through the quarter ended August 31, 1999 and 1998, the Company issued various stock options and warrants to employees and others and uses the intrinsic value method of accounting for these stock

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  STOCK OPTIONS AND WARRANTS (CONTINUED)
options. Compensation cost for options granted has not been recognized in the accompanying financial statements because the amounts are not material. The options and warrants expire between January 1999 and December 2008 and are exercisable at prices from $0.20 to $22.50 per option or warrant. Exercise prices were set at or above the underlying common stock's fair market value on the date of grant.

    The following is a schedule of the activity relating to the Company's stock options and warrants. Other than the 432,850 and 205,900 warrant identified below as granted during the year ended May 31, 1999 and 1998, respectively (Note 4), all other amounts relate to stock options the Company has issued.

                                                                    1999                   1998
                                                            --------------------   --------------------
                                                                       WGT. AVE.              WGT. AVE.
                                                             SHARES    EXERCISE     SHARES    EXERCISE
                                                            (X1,000)     PRICE     (X1,000)     PRICE
                                                            --------   ---------   --------   ---------
Options and warrants outstanding at beginning of year.....     480      $ 3.93       274        $5.20
Granted...................................................     567      $ 0.61       206        $2.00
Exercised.................................................     (46)     $ 2.00         0
Expired...................................................     (10)     $10.00         0
                                                             -----                   ---
Options and warrants outstanding at end of year...........     991      $ 2.06       480        $3.93
                                                             -----                   ---
Options and warrants exerciseable at end of year..........     901      $ 2.06       480        $3.93
                                                             =====                   ===
Weighted average fair value of options and warrants
  granted during the year.................................              $ 0.60                  $0.45

    The following table summarizes information about the Company's stock options and warrants outstanding at May 31, 1999, all of which are exercisable.

                         NUMBER       WEIGHTED AVE.        WEIGHTED
      RANGE OF         OUTSTANDING      REMAINING          AVERAGE
   EXERCISE PRICES      (X1,000)     CONTRACTUAL LIFE   EXERCISE PRICE
   ---------------     -----------   ----------------   --------------
$.20 - $.60..........      485       3.3 years              $  .31
$2.00 - $2.50........      243       1.1 years              $ 2.12
$3.75 - $5.00........      240       3.0 years              $ 4.17
$10.00 - $22.50......       23       1.6 years              $15.62

    The following pro forma disclosures reflect the Company's net loss and net loss per share amounts assuming the Company accounted for stock options granted using the fair value method pursuant to Statement of Financial Accounting Standards No. 123. The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.6%; no expected dividends; expected lives of 3 to 10 years; and expected volatility of 220.51%.

                                                       YEAR ENDED     YEAR ENDED
                                                      MAY 31, 1999   MAY 31, 1998
                                                      ------------   ------------
Net loss............................................  $(4,364,880)     $(883,812)
Net loss per share..................................  $     (0.41)     $   (0.33)

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  STOCK OPTIONS AND WARRANTS (CONTINUED)
    During the years ended May 31, 1999 and 1998, the Company also issued 1,583,334 and 58,912 common stock shares, respectively, in exchange for services. These services were recorded at their fair value of $791,667 and $169,475, respectively, and were charged to expense.

8.  RELATED PARTIES

    During the years ended May 31, 1999 and 1998, the Company's chief executive officer and president made cash operating advances of $100,000 and $186,000 and received repayments of $127,000 and $0, respectively. The advances are to be repaid as cash is available or by the issuance of common stock. These advances are unsecured but bear interest at 15% per annum. At May 31, 1999 and 1998, advances payable to these officers totaled $216,488 and $186,000, respectively, and included $57,488 and $0, respectively, of accrued interest.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           NOVEMBER 30, 1999 AND 1998

                                   UNAUDITED

                                     ASSETS

                                                                 1999         1998
                                                              ----------   ----------
CURRENT ASSETS
  Cash......................................................  $   14,544   $  127,400
  Receivables
    Trade accounts, net of allowance for doubtful accounts
      of $20,000 and $10,080, respectively..................     295,385      163,131
    Other...................................................     205,511           --
  Notes receivable, current portion.........................     143,750           --
  Inventory.................................................     242,665      323,489
  Prepaid expenses and other assets.........................          --       61,996
                                                              ----------   ----------
      Total current assets..................................     901,855      676,016
                                                              ----------   ----------

PROPERTY AND EQUIPMENT--net of accumulated depreciation of
  $138,117 and $250,338, respectively.......................     117,086      170,252
                                                              ----------   ----------

NOTES RECEIVABLE--net of current portion, net of allowance
  for doubtful accounts of $0 and $0, respectively..........     431,250      899,833
                                                              ----------   ----------

OTHER ASSETS
  Goodwill, net of accumulated amortization of $64,763 and
    $98,000 respectively....................................     114,291      759,302
  Intellectual properties, net of accumulated amortization
    of $78,060 and $29,808, respectively....................   1,003,112    1,067,397
  Trademarks................................................                       --
  Other.....................................................     516,208      531,772
                                                              ----------   ----------
      Total other assets....................................   1,633,611    2,358,471
                                                              ----------   ----------
                                                              $3,083,802   $4,104,572
                                                              ==========   ==========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           NOVEMBER 30, 1999 AND 1998

                                   UNAUDITED

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 1999          1998
                                                              -----------   -----------
CURRENT LIABILITIES
  Notes payable--current portion............................  $   277,185   $    66,748
  Accounts payable, trade...................................      654,563       403,318
  Advances from officers....................................      236,488        48,900
  Accrued payroll and payroll taxes.........................      354,802
  Other accrued expenses....................................      415,912       170,812
                                                              -----------   -----------
      Total current liabilities.............................    1,938,950       689,778
                                                              -----------   -----------

LONG-TERM LIABILITIES
  Notes payable.............................................           --       277,185
  Deferred revenue..........................................      400,000       400,000
  Product Marketing Obligation..............................      405,000            --
                                                              -----------   -----------
      Total long-term liabilities...........................      805,000       677,185

      Total liabilities.....................................    2,743,950     1,366,963
                                                              -----------   -----------

COMMITMENTS AND CONTINGENCIES...............................           --            --

STOCKHOLDERS' EQUITY
  Preferred Stock--Series M cumulative, convertible
    preferred, 1,143,750 and 1,143,750 shares issued and
    outstanding, respectively; liquidation preference of
    $1.00 per share.........................................        1,143         1,143
  Common stock--$.05 par value, 50,000,000 shares
    authorized, 16,560,440 and 10,637,380 shares issued and
    outstanding, respectively...............................      828,022       531,869
  Additional paid-in capital................................    6,499,252     4,523,669
  Retained deficit..........................................   (6,988,565)   (2,319,072)
                                                              -----------   -----------
      Total stockholders' equity............................      339,852     2,737,609
                                                              -----------   -----------
                                                              $ 3,083,802   $ 4,104,572
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE SIX MONTHS ENDED NOVEMBER 30, 1999 AND 1998

                                   UNAUDITED

                                                                 1999         1998
                                                              ----------   ----------
REVENUES
  Product sales.............................................  $  418,338   $  640,601
  Franchisee fees...........................................     115,000
  Other revenues............................................         225
                                                              ----------   ----------
        Total revenues......................................     533,563      640,601

COSTS AND EXPENSES
  Salaries and wages........................................     385,138
  Cost of sales.............................................     415,649      346,230
  Advertising...............................................      50,195       21,234
  Depreciation and amortization.............................      72,756       62,375
  General & administrative expenses.........................     376,513      691,947
                                                              ----------   ----------
        Total costs and expenses............................   1,300,251    1,121,786
                                                              ----------   ----------
LOSS FROM OPERATIONS........................................    (766,688)    (481,185)
  Interest expense..........................................     (37,276)    (170,817)
                                                              ----------   ----------
NET LOSS BEFORE INCOME TAX BENEFIT..........................    (803,964)    (652,002)
  Income tax benefit........................................          --           --
                                                              ----------   ----------
NET LOSS....................................................  $ (803,964)  $ (652,002)
                                                              ==========   ==========
LOSS PER COMMON SHARE--BASIC................................  $    (0.05)  $    (0.06)
                                                              ==========   ==========
LOSS PER COMMON SHARE--DILUTED..............................  $    (0.05)  $    (0.06)
                                                              ==========   ==========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED NOVEMBER 30, 1999 AND 1998

                                   UNAUDITED

                                                                1999        1998
                                                              ---------   ---------
REVENUES
  Product sales.............................................  $  72,897   $ 168,236
  Franchisee fees...........................................    100,000
  Other revenues............................................        225
                                                              ---------   ---------
        Total revenues......................................    173,122     168,236

COSTS AND EXPENSES
  Salaries and wages........................................    168,968
  Cost of sales.............................................     93,100      84,354
  Advertising...............................................     25,555      21,234
  Depreciation and amortization.............................     19,335      42,931
  General & administrative expenses.........................    308,720     456,725
                                                              ---------   ---------
        Total costs and expenses............................    615,678     605,244
                                                              ---------   ---------
LOSS FROM OPERATIONS........................................   (442,556)   (437,008)
  Interest expense..........................................    (18,680)    (18,338)
                                                              ---------   ---------
NET LOSS BEFORE INCOME TAX BENEFIT..........................   (461,236)   (455,346)
  Income tax benefit........................................         --          --
                                                              ---------   ---------
NET LOSS....................................................  $(461,236)  $(455,346)
                                                              =========   =========
LOSS PER COMMON SHARE--BASIC................................  $   (0.03)  $   (0.05)
                                                              =========   =========
LOSS PER COMMON SHARE--DILUTED..............................  $   (0.03)  $   (0.05)
                                                              =========   =========

    The accompanying notes are an integral part of the financial statements.

               AIRTECH INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE SIX MONTHS ENDED NOVEMBER 30, 1999 AND 1998

                                   UNAUDITED

                     Reconciliation of Net Loss to Net Cash
                          Used in Operating Activities

                                                                1999        1998
                                                              ---------   ---------
Net Loss....................................................  $(803,964)  $(622,002)
                                                              ---------   ---------
Adjustments to reconcile net loss to net cash used in
  operating activities:

Amortization and Depreciation...............................     72,756      62,375
Common stock for services...................................    263,618     150,000
(Increase) decrease in accounts receivable..................   (121,434)      9,006
Decrease in prepaid expenses................................         --       5,218
(Increase) decrease in other assets.........................     19,970     (94,756)
Increase in accounts payable................................    144,370     266,363
Increase (decrease) in accrued expenses.....................     85,592    (153,145)
                                                              ---------   ---------
  Total adjustments.........................................    464,872     245,061
                                                              ---------   ---------
Net cash (used) in operating activities.....................  $(339,092)  $(376,941)
                                                              =========   =========
Cash flows used in operating activities:
  Cash received from customers..............................  $ 317,601   $ 611,009
  Cash paid to employees....................................   (385,138)   (299,827)
  Cash paid to suppliers....................................   (271,555)   (688,123)
                                                              ---------   ---------
    Net cash used in operating activities...................   (339,092)   (376,941)
                                                              ---------   ---------
Cash flows from financing activities:
  Advances to Subsidiaries..................................         --    (132,395)
  Proceeds from issuance of preferred stock, net offering
    costs...................................................         --     112,500
  Repayments of notes payable...............................    291,828     (20,668)
  Proceeds from issuance of common stock....................         --     399,060
                                                              ---------   ---------
    Net cash provided by financing activity.................    291,828     358,497
                                                              ---------   ---------
Net (decrease) in cash......................................    (47,264)    (18,444)

Cash at beginning of period.................................     61,808     145,844
                                                              ---------   ---------
Cash at end of period.......................................  $  14,544   $ 127,400
                                                              =========   =========

    The accompanying notes are an integral part of the financial statements.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

    Airtech International Group, Inc. (the Company), (formerly Interactive Technologies Corporation), was incorporated in the state of Wyoming on August 8, 1991. The Company manufactures and sells a full line of air purification products. The Company primarily markets, sells and distributes its products through a network of franchisees.

    On May 31, 1998, the Company acquired all of the outstanding common stock shares of Airtech International Corporation (AIC), which through its subsidiaries manufacture and sell various air filtration and purification products. The total purchase price of $22,937,760 was funded through the issuance of 2,100,000 of its common stock shares valued at $.625 per share, the issuance of 11,858,016 of its Series A convertible preferred stock shares valued at $.625 per share (Note 7) and the issuance of $9,000,000 of convertible debentures.

    The transaction was accounted for using the purchase method of accounting with Airtech International Corporation for accounting and reporting purposes.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the general accounts of the Company and its subsidiaries, AIC, Airsopure, Inc. and McCleskey Sales and Service, Inc., each of which have a fiscal year end of May 31. All material intercompany accounts and balances have been eliminated in the consolidation.

AMORTIZATION

    Intellectual property is allocated to the Company's air filtration products based on expected sales as a percent of total sales by product. The Company records amortization beginning when the product is initially inventoried for sale. Amortization is recorded over a ten year term.

    Goodwill recorded from the acquisition of ITC, is being amortized using the straight-line method over 20 years. For the six months ended November 30, 1999 and 1998, amortization and goodwill expense totaled $44,468 and $19,444, respectively

INVENTORIES

    Inventories are carried at the lower of cost or net realizable value (market) and include component parts used I the assembly of the Company's line of air purification units and filters and finished goods comprised of completed products. The costs of inventories are based upon specific identification of direct costs and allocable costs of direct labor, packaging and other indirect costs.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided by straight line and accelerated methods for financial and tax reporting purposes, respectively, over estimated useful lives of five years.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenues from the Company's operations are recognized at the time products are shipped or services are provided. Revenues from franchise sales are recognized at the time all material services relating to the sale of a franchise have been performed by the Company and, in some instances, when the related notes receivable have been collected. Revenues based on the collection of franchise notes receivable are deferred until the time of collection.

MANAGEMENT ESTIMATES

    The preparation of financial statements is in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH FLOW

    For purposes of the statement of cash flows, cash includes demand deposits and time deposits with maturities of less than three months. None of the Company's cash is restricted.

EARNINGS PER SHARE

    Basic and diluted loss per share are based upon the weighted average shares of common stock outstanding. No effect has been given to the assumed conversion of convertible preferred stock and convertible debentures and the assumed exercise of stock options and warrants as the effect would be antidilutive.

2.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company is currently obligated under a noncancellable operating lease for its Dallas office facilities which expire in September 2000.

    Minimum future rental payments required under the above operating lease is as follows.

YEAR ENDING MAY 31,
-------------------
2000........................................................  $ 77,184
2001........................................................    29,436
2002........................................................     9,812
                                                              --------
                                                              $116,432
                                                              ========

YEAR 2000 COMPUTER COMPLIANCE

    The Company is currently using computer hardware and software that is in compliance with the year 2000 dating issues. The Company is in compliance prior to December 31, 1999. During the year ended May 31, 1999, the Company incurred approximately $15,000 of costs related to this effort. Management does not believe any additional significant cost will be incurred and the accompanying consolidated financial statements do not contain any reserve for this contingency.

                       AIRTECH INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Based on the unprecedented nature of the year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. As of March 20, 2000 the company states that it was in full compliance with the year 2000 issue. As of this date no problems have occurred concerning this issue.

3.  FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of its cash, accounts and notes receivable, trade payable.

CASH

    The Company maintains its cash in bank deposit and other accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and does not believes it is subject to any credit risks involving its cash.

ACCOUNTS AND NOTES RECEIVABLE, TRADE

    The Company accounts and notes receivable are unsecured and represent sales not collected at the end of the year. Management believes these accounts and notes receivable are fairly stated at estimated net realizable amounts.

ASSETS HELD FOR SALE

    In February 1998, the Company formally discontinued its Rebate TV operations and adopted a plan not successful as of March 20, 2000, to dispose of the only asset of this business segment, the proprietary software and trademark. The Company also adopted a plan, not successful as of March 30, 2000 to dispose of its FCC license rights, the only asset of its interactive video and data services business segment, which were never operational. Management expects to sell these assets by May 31, 2000. These assets have no carry value on the books of the company.

5.  STOCK OPTIONS AND WARRANTS

    Through the quarter ended August 31, 1999 and 1998, the Company issued various stock options and warrants to employees and others and uses the intrinsic value method of accounting for these stock options. Compensation cost for options granted has not been recognized in the accompanying financial statements because the amounts are not material. The options and warrants expire between January 1999 and December 2008 and are exercisable at prices from $0.20 to $22.50 per option or warrant. Exercise prices were set at or above the underlying common stock's fair market value on the date of grant.

6.  RELATED PARTIES

    For the six months ended November 30, 1999, the Company's chief executive officer and president made cash operating advances of $20,000 and $20,000 and received repayments of $0 and $0, respectively. The advances are to be repaid as cash is available or by the issuance of common stock. These advances are unsecured but bear interest at 15% per annum.

    As of November 30, 1999, advances payable to these officers totaled $20,000 and $20,000, respectively.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                    EXHIBITS

                       AIRTECH INTERNATIONAL GROUP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Wyoming Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another corporation may be provided by such corporation. The Company's Certificate of Incorporation includes provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty except, pursuant to the limitations of the Wyoming Corporation Law, (i) for any breach of their fiduciary duty except, pursuant to the limitations of its directors for monetary damages resulting from breaches of their fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Wyoming Corporation law, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. The Company's By-Laws provide indemnification to directors, officers, employees and agents, including against claims brought under state or Federal Securities laws, to the full extent allowable under Wyoming law. The Company also has entered into indemnification agreements with its directors and executive officer providing, among other things, that the Company will provide defense cost against any such claim, subject to reimbursement in certain events.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee.........  $    2,386
Accounting fees and expenses................................  $    5,000
Blue Sky fees and expenses..................................  $    5,000
Legal fees and expenses.....................................  $   50,000
Printing....................................................  $   15,000
Miscellaneous...............................................  $   15,000
                                                              ----------
  TOTAL.....................................................  $   91,187
                                                              ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

                                              SHARES     PRICE PER                                    ISSUED UNDER
DATE                          TITLE           ISSUED       SHARE       NATURE OF TRANSACTION            EXEMPTION
----                    ------------------   ---------   ---------   -------------------------  -------------------------
December 31, 1999       Common                 300,000    $0.19      Shares issued to CEO and   S-8 Registration
                                                                     President for services     Statement
                                                                     rendered
August 31, 1999......   Common                 358,591   $0.34 to    Shares issued to           S-8 Registration
                                                          $0.50      investment bankers,        Statement
                                                                     consultants, management,
                                                                     CEO and President for
                                                                     services rendered or to
                                                                     be rendered.
June 30, 1999........   Common               1,200,000    $0.10      Shares issued to           Private Placement under
                                                                     accredited investors,      Section 4 (2) of the
                                                                     including 500,000 shares   Securities Act
                                                                     to CR Saulsbury, Sr.
                                                                     Warrants attached are
                                                                     exercisable at $0.20 and
                                                                     expire on May 31, 2000
May 31, 1999.........   Common                 700,000    $0.10      Shares issued to           Private Placement under
                                                                     accredited investors,      Section 4 (2) of the
                                                                     including 500,000 shares   Securities Act
                                                                     to Peter Kertes. Warrants
                                                                     attached are exercisable
                                                                     at $0.20 and expire on
                                                                     May 31, 2000
February 28, 1999....   Common               1,583,134    $0.50      Shares issued to CEO and   Private Placement under
                                                                     President in               Section 4 (2) of the
                                                                     consideration of deferred  Securities Act
                                                                     wages from June 1, 1997
                                                                     through December 31, 1998
December 31, 1998....   Common                  46,250    $0.50      Warrants exercised by      Private Placement under
                                                                     holders of Series M        Section 4 (2) of the
                                                                     Preferred Stock            Securities Act
November 30, 1998....   Common                 828,000    $0.33      Shares issued to           Private Placement under
                                                                     accredited investors       Section 4 (2) of the
                                                                     including C.R. Saulsbury,  Securities Act
                                                                     Sr.
November 30, 1998....   Common                 224,000   $0.48 to    Shares issued to           S-8 Registration
                                                          $0.69      investment bankers and     Statement
                                                                     consultants for services
                                                                     rendered
August 31, 1998......   Common                 146,025   $1.25 to    Shares issued to           S-8 Registration
                                                          $1.56      consultants and employees  Statement
                                                                     for services rendered
July 31, 1998........   Common               2,614,286    $0.70      Conversion of debentures   Private Placement under
                                                                     issued in conjunction      Section 4 (2) of the
                                                                     with the acquisition of    Securities Act
                                                                     AIC
July 31, 1998........   Common               2,371,603   One-for-    Conversion of Series A     Private Placement under
                                                           one       preferred stock issued in  Section 4 (2) of the
                                                                     conjunction with the       Securities Act
                                                                     acquisition of AIC
March 1998 thru
September 1998          Series M             1,143,750    $1.14      Private Placement          Private Placement under
                        Preferred.........                                                      Section 4 (2) of the
                                                                                                Securities Act

ITEM 27. EXHIBITS

    The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page EX-1 of this Registration Statement. The Company will furnish copies of these Exhibits upon request and the payment of $.20 per page. Requests should be addressed to Mr. James R. Halter, c/o Airtech International Group, Inc., 15400 Knoll Trail, Suite 200, Dallas, Texas 75248.

ITEM 28. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to deliver to cause to be delivered with the prospectus, to each person to whom the prospectus is sent or give, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned registrant hereby undertakes that:

    1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th day of May, 2000.

                                                       AIRTECH INTERNATIONAL GROUP, INC.,
                                                       a Wyoming corporation (Registrant)

                                                       By:                 /s/ C J COMU
                                                            -----------------------------------------
                                                                             C J Comu
                                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints C.J. Comu and John Potter, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 8th day of May, 2000 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                    /s/ C J COMU
     -------------------------------------------       Director and Chief Executive Officer
                      C J Comu

                   /s/ JOHN POTTER
     -------------------------------------------       Director and President
                     John Potter

                 /s/ JAMES R. HALTER
     -------------------------------------------       Chief Financial Officer and General Counsel
                   James R. Halter                       (Principal Financial Officer)

                 /s/ R. JOHN HARRIS
     -------------------------------------------       Director
                   R. John Harris

                /s/ DR. ANDREW WELCH
     -------------------------------------------       Director
               Dr. Andrew Welch, M. D.

                  /s/ ROBERT GALVAN
     -------------------------------------------       Director
                    Robert Galvan

                                 EXHIBIT INDEX
                       AIRTECH INTERNATIONAL GROUP, INC.

    The following exhibits are included as part of this Registration Statement, except those exhibits which are referenced as previously filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the "Company" in the
Exhibit Index mean AIRTECH INTERNATIONAL GROUP, INC., a Wyoming corporation.

EXHIBIT NUMBER          DOCUMENT
--------------          --------
         3.1            Restated Articles of Incorporation filed December 27, 1991 of the Company's predecessor in name, Interactive
                        Technologies Corporation, Inc.

         3.2            Articles of Amendment dated filed May 14, 1997 of the
                        Company's predecessor in name Interactive Technologies
                        Corporation, Inc.

         3.3            Articles of Amendment of the Company filed October 16, 1998

         3.4            Bylaws of the Company's predecessor in name, Interactive
                        Technologies Corporation, Inc. (incorporated by reference to the Company's Form 10 filed on January 14, 1992)

         3.5            Specimen Series "M" Preferred Stock Certificate

         4.1            Specimen Common Stock Certificate

         4.2 Form of Warrant to purchase shares of Common Stock granted to holders of Series "M" Convertible Preferred Stock

         4.3            Form of Securities Purchase Agreement dated February 22,
                        2000 by and between the Company and PK Investors LLC

         4.4            Form of 6% Convertible Debenture Due 2002

         4.5 Form of Warrant to purchase shares of Common Stock granted to holders of 6% Convertible Debentures Due 2002

         4.6            Registration Rights Agreement dated February 22, 2000 by and between the Company and PK Investors LLC relating to the
                        registration of the Common Stock and Warrants related to
                        Exhibits 4.4 and 4.5

         4.7            Form of Conditional Warrant to Purchase 6% Convertible
                        Debentures and Warrants to Purchase Common Stock

         5.1*           Legal Opinion of John G. Rebensdorf, P.C.

        10.1            Stock Purchase Agreement dated May 5, 1997 by and between
                        Interactive Technologies Corporation, Inc. and Airtech
                        International Corporation (incorporated by reference to
                        Exhibit 10.5 to Company's Annual Report filed on August 28,
                        1997 for the year ended May 31, 1997, file No. 19796)

        10.2 Employment Agreement dated May 1, 1997 between the Company and C.J. Comu

        10.3 Employment Agreement dated May 1, 1997 between the Company and John Potter

        10.4 Form of Franchise Agreement relating to franchises offered by Airsopure International Group, Inc., a wholly-owned subsidiary of the Company

        10.5 Form of Development Agreement offered to franchisees by Airsopure International Group, Inc., a wholly-owned subsidiary of the Company

        10.6 Form of Offering Circular presented to franchisees by Airsopure International Group, Inc., a wholly-owned subsidiary of the Company

        21              Subsidiaries of the Registrant

        24.1            Power of Attorney (included in Part II of the Registration
                        Statement)

*   To be filed by amendment